                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                             JUNIPER NETWORKS, INC.

                          HOMER ACQUISITION CORPORATION

                            UNISPHERE NETWORKS, INC.

                                       AND

                               SIEMENS CORPORATION



                            DATED AS OF MAY 17, 2002

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
ARTICLE I THE MERGER.............................................................................1
        1.1    The Merger........................................................................1
        1.2    Effective Time....................................................................2
        1.3    Effect of the Merger..............................................................2
        1.4    Certificate of Incorporation and Bylaws...........................................2
        1.5    Directors and Officers............................................................2
        1.6    Effect of Merger on the Capital Stock of the Constituent
               Corporations......................................................................3
        1.7    Dissenting Shares.................................................................5
        1.8    Surrender of Certificates.........................................................5
        1.9    No Further Ownership Rights in Company Common Stock...............................7
        1.10   Lost, Stolen or Destroyed Certificates............................................7
        1.11   Antidilution Provision............................................................8
        1.12   Taking of Necessary Action; Further Action........................................8

ARTICLE II CERTAIN REPRESENTATIONS AND WARRANTIES OF SIEMENS.....................................8
        2.1    Organization of Siemens...........................................................8
        2.2    Authority.........................................................................8
        2.3    No Conflict.......................................................................9
        2.4    Consents..........................................................................9
        2.5    Litigation........................................................................9
        2.6    Brokers' and Finders' Fees........................................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SIEMENS...........................10
        3.1    Organization of the Company......................................................10
        3.2    Company Capital Structure........................................................10
        3.3    Subsidiaries.....................................................................11
        3.4    Authority........................................................................12
        3.5    No Conflict......................................................................12
        3.6    Consents.........................................................................12
        3.7    Company Financial Statements.....................................................13
        3.8    No Changes.......................................................................13
        3.9    Tax Matters......................................................................15
        3.10   Restrictions on Business Activities..............................................17
        3.11   Title to Properties; Absence of Liens and Encumbrances; Condition
               of Equipment; Customer Information...............................................17
        3.12   Intellectual Property............................................................18
        3.13   Material Contracts...............................................................20
        3.14   Interested Party Transactions....................................................22
        3.15   Governmental Authorization.......................................................22
        3.16   Litigation.......................................................................22



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                                TABLE OF CONTENTS
                                  (CONTINUED)

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
        3.17   Minute Books.....................................................................22
        3.18   Environmental Matters............................................................22
        3.19   Brokers' and Finders' Fees; Third Party Expenses.................................23
        3.20   Employee Benefit Plans and Compensation..........................................23
        3.21   Insurance........................................................................27
        3.22   Compliance with Laws.............................................................28
        3.23   Warranties; Indemnities..........................................................28
        3.24   Assets...........................................................................28

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.....................................28
        4.1    Organization of Parent and Sub...................................................28
        4.2    Authority........................................................................29
        4.3    No Conflict......................................................................29
        4.4    Consents.........................................................................29
        4.5    Parent Capital Structure.........................................................30
        4.6    Broker's and Finders' Fees.......................................................30
        4.7    SEC Documents; Parent Financial Statements.......................................31
        4.8    No Changes.......................................................................31
        4.9    Sufficient Funds.................................................................31
        4.10   Parent Stockholder Approval......................................................31
        4.11   Litigation.......................................................................31
        4.12   Employment Arrangements..........................................................32

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME...................................................32
        5.1    Conduct of Business by the Company Pending the Merger............................32
        5.2    Conduct of Business by Parent Pending the Merger.................................35
        5.3    Conduct of Business by Siemens Pending the Merger................................35
        5.4    No Solicitation..................................................................35

ARTICLE VI ADDITIONAL AGREEMENTS................................................................36
        6.1    Permit Application or Registration Statement; Stockholder Approval...............36
        6.2    Registration Statement; Other Filings............................................37
        6.3    Stockholders Meeting; Information Supplied.......................................38
        6.4    Access to Information............................................................38
        6.5    Confidentiality..................................................................39
        6.6    Expenses.........................................................................39
        6.7    Public Disclosure................................................................39
        6.8    FIRPTA Compliance................................................................40
        6.9    Reasonable Best Efforts..........................................................40
        6.10   Notification of Certain Matters..................................................40
        6.11   S-8 Registration.................................................................41
        6.12   Affiliate Agreements.............................................................41


                                TABLE OF CONTENTS
                                  (CONTINUED)

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        6.13   Nasdaq Listing...................................................................41
        6.14   Treatment of 401(k) Plans........................................................41
        6.15   Resignation of Officers and Directors............................................42
        6.16   Regulatory Filings...............................................................42
        6.17   Termination of Warrants..........................................................42
        6.18   Spreadsheet......................................................................42
        6.19   Voice Transfer Agreements........................................................42
        6.20   Cessation of Participation in Benefit Plans......................................42
        6.21   Termination of Indebtedness......................................................43
        6.22   Intellectual Property Matters....................................................43
        6.23   License..........................................................................44
        6.24   Equitable Remedy.................................................................45
        6.25   Siemens Retained Marks...........................................................45
        6.26   Company Retained Marks...........................................................45
        6.27   Release of Indemnity Obligations.................................................45
        6.28   Director and Officer Indemnification.............................................46
        6.29   Company Options..................................................................46
        6.30   Preparation of Financials........................................................47
        6.31   New Employment Arrangements......................................................47
        6.32   Approval of Siemens AG Supervisory Board.........................................47
        6.33   Siemens AG Assignment............................................................47

ARTICLE VII CONDITIONS TO THE MERGER............................................................48
        7.1    Conditions to Obligations of Each Party to Effect the Merger.....................48
        7.2    Conditions to the Obligations of Parent and Sub..................................49
        7.3    Conditions to Obligations of the Company and Siemens.............................50

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY..............................51
        8.1    Survival of Representations, Warranties and Covenants............................51
        8.2    Indemnification..................................................................51
        8.3    Claims for Indemnification.......................................................53
        8.4    Maximum Payments.................................................................56

ARTICLE IX TAX MATTERS..........................................................................56
        9.1    Indemnity........................................................................56
        9.2    Returns and Payments.............................................................57
        9.3    Refunds..........................................................................58
        9.4    Contests.........................................................................58
        9.5    Cooperation and Exchange of Information..........................................59
        9.6    Conveyance Taxes.................................................................59
        9.7    Miscellaneous....................................................................60


                                TABLE OF CONTENTS
                                  (CONTINUED)

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
ARTICLE X TERMINATION, AMENDMENT AND WAIVER.....................................................61
        10.1   Termination......................................................................61
        10.2   Effect of Termination............................................................62
        10.3   Amendment........................................................................62
        10.4   Extension; Waiver................................................................62

ARTICLE XI GENERAL PROVISIONS...................................................................62
        11.1   Definitions......................................................................62
        11.2   Notices..........................................................................65
        11.3   Interpretation...................................................................66
        11.4   Counterparts.....................................................................67
        11.5   Entire Agreement; Assignment.....................................................67
        11.6   No Third Party Beneficiaries.....................................................67
        11.7   Severability.....................................................................67
        11.8   Other Remedies...................................................................67
        11.9   Governing Law....................................................................67
        11.10  Rules of Construction............................................................68
        11.11  WAIVER OF JURY TRIAL.............................................................68

                                INDEX OF EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------
Exhibit A         Form of Voting Agreement

Exhibit B         Form of Stockholder Agreement

Exhibit C         Form of Non-Competition Agreement

Exhibit D         Form of Certificate of Merger

Exhibit E         Form of Affiliate Agreement

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of May 17, 2002 by and among Juniper Networks, Inc., a Delaware corporation ("Parent"), Homer Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), Unisphere Networks, Inc., a Delaware corporation (the "Company"), and Siemens Corporation, a Delaware corporation ("Siemens").

                                    RECITALS

        A. The Boards of Directors of each of Parent, Sub, the Company, and Siemens have determined that it is in the best interests of their respective stockholders, and the Board of Directors of Sub and the Company have determined that it is advisable, to effect a statutory merger of Sub and the Company pursuant to this Agreement (the "Merger") and, in furtherance thereof, have approved the Merger upon the terms and subject to the conditions set forth herein.

        B. Concurrently with the execution and delivery of this Agreement, as a material inducement to Parent and Sub to enter into this Agreement: (i) Siemens and certain stockholders of the Company are entering into Voting Agreements, in substantially the form attached hereto as Exhibit A (the "Voting Agreements"), with Parent; (ii) Siemens is entering into the Stockholder Agreement, in substantially the form attached hereto as Exhibit B (the "Stockholder Agreement"), with Parent; and (iii) each of the Key Employees (as defined herein) is entering into a Non-Competition Agreement, in substantially the form attached hereto as Exhibit C (the "Non-Competition Agreement"), with Parent.

        C. The Company has entered into an Asset Purchase Agreement with Castle Networks, Inc., dated as of April 29, 2002 (the "Asset Purchase Agreement") and a Stock Purchase Agreement with Siemens Information and Communication Networks, Inc. ("Siemens ICN"), dated as of April 30, 2002 (the "Stock Purchase Agreement" and, together with the Asset Purchase Agreement, the "Voice Transfer Agreements"), pursuant to which on the date hereof the Company transferred its business of designing, manufacturing, marketing, and selling packet voice network equipment for the telecommunications industry (the "Voice Business") to an affiliate of Siemens (such transfer and the transactions contemplated by the Voice Transfer Agreements, as such agreements exist on the date hereof (or as such agreements may be amended with the consent of Parent), being hereinafter referred to as the "Voice Transaction").

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations and warranties, covenants and agreements herein contained, the Company, Siemens, Parent and Sub hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law"), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the

Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and as a wholly-owned subsidiary of Parent.

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 10.1 hereof, the closing of the Merger (the "Closing") will take place as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VII hereof (other than those conditions which, by their terms, are to be satisfied or waived at Closing), at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, unless another time and/or place is mutually agreed upon in writing by the parties hereto. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in substantially the form attached hereto as Exhibit D (the "Certificate of Merger"), with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of Delaware Law (the date and time of such filing, or such other mutually agreed time as may be specified in the Certificate of Merger, shall be referred to herein as the "Effective Time").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        1.4 Certificate of Incorporation and Bylaws.

                (a) Subject to Section 6.28, unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with Delaware Law and as provided in such certificate of incorporation; provided, however, that at the Effective Time,
Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Unisphere Networks, Inc."

                (b) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with Delaware Law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

        1.5 Directors and Officers.

                (a) Directors. Unless otherwise determined by Parent prior to the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold the office of a director of the Surviving Corporation in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                (b) Officers. Unless otherwise determined by Parent prior to the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

        1.6 Effect of Merger on the Capital Stock of the Constituent
Corporations.

                (a) Effect on Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or holders of any of the capital stock of the Company, each outstanding share of Company Common Stock, shall, upon the terms and subject to the conditions set forth in this Agreement, be canceled and extinguished and be converted automatically into the right to receive (x) such number of shares of Parent Common Stock equal to the Stock Exchange Ratio and (y) an amount of cash equal to the Cash Exchange Ratio. The aggregate number of shares of Parent Common Stock to be issued to each Stockholder and the aggregate amount of cash to be paid to each Stockholder under this Section 1.6(a) shall be calculated by aggregating all shares of Company Common Stock held by such Stockholder, so that
(i) the aggregate number of shares of Parent Common Stock to be issued to such Stockholder shall be equal to the number of shares of Company Common Stock held by such Stockholder multiplied by the Stock Exchange Ratio (the "Stock Consideration"), with fractional shares treated in the manner set forth in
Section 1.8(f) hereof; and (ii) the aggregate amount of cash to be paid to such Stockholder shall be equal to the aggregate number of shares of Company Common Stock held by such Stockholder, multiplied by the Cash Exchange Ratio (the "Cash Consideration," and together with the Stock Consideration, the "Merger Consideration"), rounded to the nearest whole cent, with $0.005 rounded up.

                (b) Payment of Cash Consideration. At the Closing, Parent shall deliver to Siemens, the aggregate amount of Cash Consideration payable to Siemens under Section 1.6(a) hereto, by wire transfer in immediately available funds to the bank account designated by Siemens at least two (2) business days prior to the Closing Date.

                (c) Assumption of Company Options; Treatment of Company
Warrants.

                        (i) As soon as practicable following the Closing but effective as of the Effective Time, each Company Option (as defined herein) shall be assumed by Parent as a Parent Option (as defined herein). Each Company Option so assumed by Parent pursuant to this Section 1.6(c) shall continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the Company's Second Amended and Restated 1999 Stock Incentive Plan (the "Plan"), and the option agreements relating thereto, as in effect immediately prior to the Effective Time, except that (i) such assumed Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option (whether or not then exercisable or vested) immediately prior to the Effective Time multiplied by the Option Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient obtained by dividing the option exercise price of the Company Option immediately prior to the Closing Date by the Option Exchange Ratio, rounded up to the nearest whole cent; provided, however, that in the case of any Company Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code; provided, further, that in the case of any Company Option held by an Employee who is not employed by the Company or a Company Subsidiary immediately prior to the Effective Time, only vested Company Options (as determined at the Effective Time after giving effect to any acceleration resulting from the transaction) shall be assumed by Parent pursuant to this Section 1.6(c).

                        (ii) At the Effective Time, each outstanding Company Warrant, if any, shall not be assumed by Parent and shall either be exercised or terminated.

                        (iii) Prior to the Effective Time, the Company shall take all action necessary to effect the transactions anticipated by this Section 1.6(c) under all Company Option agreements and Company Warrant agreements, if any, and any other plan or arrangement of the Company.

                (d) Withholding Taxes. The requisite number of shares of Parent Common Stock issuable pursuant to Section 1.6(a) hereof shall be subject to, and reduced by, the amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of such Stockholder or the Company) in connection with the acquisition of Company Capital Stock upon the exercise of Company Options, upon the lapsing of repurchase rights in respect of shares of Company Common Stock, or upon payment of a bonus in the form of Company Common Stock, if any, to such Stockholder.

                (e) Capital Stock of Sub. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or holders of any of the capital stock of Sub, each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                (f) Shares Subject to Vesting. If any shares of Company Common Stock issued and outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company, then the Stock Consideration and Cash Consideration issued in exchange for such shares of Company Restricted Stock (as defined herein) shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition (including any requirement that any unvested shares be held in escrow). The certificate representing such shares of Parent Common Stock may accordingly be marked with appropriate legends in the discretion of

Parent. Such repurchase option, risk of forfeiture or other condition shall be applied pro rata to both the Stock Consideration (with the shares of Parent Common Stock valued at the Trading Price) and the Cash Consideration, and the Cash Consideration payable upon conversion of each share of Company Restricted Stock shall be subject to the same vesting schedule as the related Parent Common Stock issued upon conversion of the corresponding share of Company Restricted Stock and shall be paid at the same time as such Parent Common Stock vests. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any repurchase option or other right set forth in any applicable stock restriction agreement or other agreement and retain any Cash Consideration payable with respect to shares of Company Restricted Stock.

        1.7 Dissenting Shares.

                (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Common Stock outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right for appraisal of those shares in accordance with the provisions of Section 262 of the Delaware Law and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration set forth in Section 1.6 hereof, but the holder shall only be entitled to such rights as are provided by Delaware Law.

                (b) Notwithstanding the provisions of Section 1.7(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration set forth in Section 1.6 hereof, without interest thereon, upon surrender of the certificate or certificates representing such shares.

                (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

        1.8 Surrender of Certificates.

                (a) Exchange Agent. Wells Fargo Bank N.A. or such other bank or trust company designated by Parent and reasonably satisfactory to the Company and Siemens shall serve as the exchange agent (the "Exchange Agent") for the Merger. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent for exchange in accordance with this Article I the Total Cash Consideration (less the aggregate amount of Cash Consideration paid by Parent directly to Siemens at Closing under Section 1.6(b) hereto) and the Total Stock Consideration issuable pursuant to Section 1.6 hereof in exchange for outstanding shares of Company Common Stock (the "Exchange Fund"). Parent agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any cash in lieu of fractional shares pursuant to
Section 1.8(f)
hereof and any dividends and other distributions pursuant to Section 1.8(c) hereof. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid for shares of Company Common Stock pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Sections 1.8(c) and 1.8(f) hereof, the Exchange Fund shall not be used for any other purpose.

                (b) Exchange Procedures. Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Stock Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon proper delivery of the Company Stock Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Company Stock Certificates in exchange for the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Company Stock Certificates. Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor, the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Company Stock Certificate and any cash in lieu of fractional shares pursuant to Section 1.8(f) hereof and any dividends or other distributions to which such holder is entitled pursuant to Section 1.8(c) hereof, and the Company Stock Certificate so surrendered shall be canceled. Until so surrendered, each Company Stock Certificate outstanding after the Effective Time shall be deemed from and for all corporate purposes, to evidence the right to receive upon such surrender the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Company Stock Certificate and any cash in lieu of fractional shares pursuant to Section 1.8(f) hereof and any dividends on other distributions to which such holder is entitled pursuant to Section 1.8(c) hereof.

                (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock, with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder of such Company Stock Certificate shall surrender such Company Stock Certificate. Subject to the effect of escheat, tax or other applicable law, following surrender of any such Company Stock Certificate, there shall be paid to such holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash due pursuant to Section 1.6 hereof and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date at or after the Effective Time but prior to such surrender and a payment date subsequent to such surrender, payable with respect to such whole shares of Parent Common Stock at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

                (d) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or delivery thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                (e) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, the Surviving Corporation, nor any party hereto shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                (f) No Fractional Shares. No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Stock Certificates. Each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Trading Price.

        1.9 No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in respect of the surrender for exchange of Company Stock Certificates in accordance with the terms hereof (including any cash in lieu of fractional shares pursuant to Section 1.8(f) hereof and any dividends or distributions paid pursuant to Section 1.8(c) hereof) shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. On or after the Effective Time, any Company Stock Certificates presented to the Exchange Agent, Parent or the Surviving Corporation shall be converted into the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Company Stock Certificates and any cash in lieu of fractional shares pursuant to
Section 1.8(f) hereof and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.8(c).

        1.10 Lost, Stolen or Destroyed Certificates. If any Company Stock Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Company Stock Certificates and any cash in lieu of fractional shares pursuant to Section 1.8(f) hereof and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.8(c), provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Stockholder who is the owner of such lost, stolen or destroyed certificates to either (i) deliver a bond in such amount as it may reasonably direct or (ii) provide an indemnification agreement in a form and substance acceptable to Parent, against any claim that may be made against Parent or the Exchange Agent with respect to the Company Stock Certificates alleged to have been lost, stolen or destroyed.

        1.11 Antidilution Provision. In the event Parent changes (or establishes a record date that occurs prior to the Effective Time for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding shares of Parent Common Stock, the Stock Exchange Ratio and the Option Exchange Ratio shall be proportionately adjusted, as applicable, to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction. In addition, in the event Parent pays (or establishes a record date that occurs prior to the Effective Time for payment of) an extraordinary dividend on, or makes any other extraordinary distribution in respect of, Parent Common Stock, the Stock Exchange Ratio and the Option Exchange Ratio shall be appropriately adjusted to reflect such dividend or distribution.

        1.12 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Sub, and the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                CERTAIN REPRESENTATIONS AND WARRANTIES OF SIEMENS Siemens hereby represents and warrants to each of Parent and Sub as follows:

        2.1 Organization of Siemens. Siemens is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Siemens has the corporate power to own or lease its properties and to carry on its business as now being conducted. Siemens' affiliates include, without limitation, Castle Networks, Inc., Siemens ICN and Argon Networks, Inc.

        2.2 Authority. Siemens has all requisite corporate power and authority to enter into this Agreement and any Related Agreements (as defined herein) to which it is a party and to consummate the transactions contemplated hereby and thereby. Subject to the approval of the Supervisory Board of Siemens AG (the "Siemens AG Approval"), the execution and delivery of this Agreement and any Related Agreements to which Siemens is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Siemens, and no further action is required on the part of Siemens to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and each of the Related Agreements to which Siemens is a party has been duly executed and delivered by Siemens and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Siemens, enforceable (in the case of this Agreement, the Stockholder Agreement and the Distribution Agreement (as defined herein) only) against Siemens in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

        2.3 No Conflict. Assuming that all the consents, waivers, approvals, authorizations and other actions described in Section 2.4(a) and (b) have been obtained, the execution and delivery by Siemens of this Agreement and any Related Agreement to which Siemens is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit (any such event, a "Conflict") under (a) any provision of the certificate of incorporation or bylaws of Siemens, (b) any mortgage, indenture, lease, contract or other agreement, instrument or commitment, permit, concession, franchise or license to which Siemens or any of its properties or assets is subject, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Siemens or any of its properties or assets, except, with respect to clauses
(b) and (c), for such Conflicts as would not prevent or materially delay consummation of the Merger, would not be reasonably likely to result in a material diminution in the value of the Company or would not otherwise prevent or materially delay Siemens from performing its obligations under this Agreement.

        2.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") or any third party is required by or with respect to Siemens in connection with the execution and delivery of this Agreement and any Related Agreement to which Siemens is a party or the consummation of the transactions contemplated hereby and thereby, except (a) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), foreign and supranational antitrust and competition laws and the filing of the Certificate of Merger as required by Delaware Law, and (b) where the failure to obtain such consent, waiver, approval, order, authorization, registration, declaration, or to make such filing would not prevent or materially delay consummation of the Merger, would not be reasonably likely to result in a material diminution in the value of the Company or would not otherwise prevent or materially delay Siemens from performing its obligations under this Agreement.

        2.5 Litigation. There is no material action, suit, claim, investigation, inquiry or proceeding of any nature pending, or to Siemens' Knowledge (as defined herein), threatened, by or before any Governmental Entity, against Siemens, its properties or any of its officers or directors, which would prevent or materially delay consummation of the Merger, would be reasonably likely to result in a material diminution in the value of the Company or would otherwise prevent or materially delay Siemens from performing its obligations under this Agreement.

        2.6 Brokers' and Finders' Fees. Except for UBS Warburg LLC, Siemens has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SIEMENS

Except as set forth in the Disclosure Schedule delivered by the Company to Parent and Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule") (which Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections of this Article III, and any information disclosed in any such section shall be deemed to be disclosed only for purposes of such section, unless it is readily apparent that the disclosure contained in such section contains enough information regarding the subject matter of other representations and warranties contained in this Agreement so as to clearly qualify or otherwise clearly apply to such other representations and warranties), the Company and Siemens hereby represent and warrant to Parent and Sub as follows (it being understood that representations and warranties in this Article III shall not apply to the Voice Business):

        3.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own or lease its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has delivered a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent.
Section 3.1 of the Company Disclosure Schedule lists the directors and officers of the Company.

        3.2 Company Capital Structure.

                (a) As of the date hereof, the authorized capital stock of the Company consists of 122,209,559 shares of Company Common Stock, of which 90,665,017 shares are issued and outstanding. Assuming the same total capitalization as on the date hereof, the capitalization of the Company as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock based, in the case of the Siemens Note (as defined herein), on the amount of indebtedness (including principal and interest) outstanding on the date hereof, and the exercise of all Company Options outstanding on the date hereof) will be as set forth in Section 3.2(a) of the Company Disclosure Schedule. The Company Common Stock is held by the persons with the domicile addresses and in the amounts set forth in Section 3.2(a) of the Company Disclosure Schedule. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company Common Stock and Company Options have been issued in compliance with all applicable federal, state, foreign, or local statutes, laws, rules, or regulations, including federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock. The Company has no other capital stock authorized, issued or outstanding. No vesting provisions applicable to any shares of Company Restricted Stock, to Company Options, or to any other rights to purchase Company Capital Stock will accelerate as a result of the Merger or as a result of any other events.

                (b) Except for the Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 36,076,226 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company or its affiliates upon the exercise of options granted under the Plan, of which (i) 27,837,815 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Plan, and (ii) 1,447,850 shares have been issued, as of the date hereof, upon the exercise of options granted under the Plan (excluding the issuance of any shares of Company Restricted Stock). Section 3.2(b) of the Company Disclosure Schedule sets forth for each outstanding Company Option, the name of the holder of such option, the domicile address of such holder, the number of shares of Company Common Stock issuable upon the exercise of such option, the exercise price of such option, the vesting schedule for such option, including the extent vested to date and whether the vesting of such option will be accelerated by the transactions contemplated by this Agreement, and whether such option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. Except for the Company Options, the Company Restricted Stock and the Siemens Note, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Common Stock and all rights to acquire or receive any shares of Company Common Stock, whether or not such shares of Company Common Stock are outstanding.

        3.3 Subsidiaries. Other than the subsidiaries of the Company described in Section 3.3 of the Company Disclosure Schedule (the "Company Subsidiaries"), the Company does not have, and has never had, any subsidiaries and does not otherwise own, and has never otherwise owned, any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. All of the outstanding capital stock of each Company Subsidiary is owned of record and beneficially by the Company. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which any Company Subsidiary is a party or by which any Company Subsidiary is bound, obligating any Company Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any capital stock, or obligating any Company Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any Company Subsidiary.

        3.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, other than the approval and adoption of this Agreement by the Stockholders. The Board of Directors of the Company, based upon the recommendation of a special committee of independent directors of the Company, has approved by the unanimous vote of the directors present and declared advisable this Agreement and the Merger and has recommended that the Stockholders approve and adopt this Agreement and the Merger. This Agreement and each of the Related Agreements to which the Company is a party has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies. For all purposes of this Agreement, the term "Related Agreements" shall mean the Voting Agreements, Stockholder Agreement, Non-Competition Agreements, that certain Distribution Agreement dated as of even date herewith (the "Distribution Agreement") and the Affiliate Agreements.

        3.5 No Conflict. Assuming that all the consents, waivers, approvals, authorizations and other actions described in Section 3.6(a) and (b) have been obtained and all filings and notifications listed in the Company Disclosure Schedule have been made and any waiting periods thereunder have terminated or expired, the execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, result in a Conflict under (a) any provision of the certificate of incorporation or bylaws of the Company, (b) any material mortgage, indenture, lease, contract, covenant or other material agreement, instrument or commitment, permit, concession, franchise or license to which the Company or any of its properties or assets is subject, or (c) any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets.

        3.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party is required by or with respect to the Company or any of the Company Subsidiaries in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company or any of the Company

Subsidiaries is a party or the consummation of the transactions contemplated hereby and thereby, except (a) under any applicable state or federal securities laws (including, without limitation, the issuance of an Issuance Permit (as defined herein) by the Commissioner (as defined herein) in connection with the Hearing (as defined herein) or the declaration of effectiveness of a Registration Statement (as defined herein) by the SEC (as defined herein)), the HSR Act, foreign and supranational antitrust and competition laws and the filing of the Certificate of Merger as required by the Delaware Law and (b) where the failure to obtain such consent, waiver, approval, order, authorization, registration, declaration, or to make such filing would not, individually or in the aggregate, be material to the Company.

        3.7 Company Financial Statements. The Company has delivered to Parent true and correct copies of the Company's (i) audited consolidated balance sheet as of September 30, 2001, and the related audited consolidated statement of income, cash flow and stockholders' equity for the fiscal year then ended (the "Year-End Financials"), (ii) unaudited consolidated balance sheet as of March 31, 2002, and the related unaudited consolidated statement of income, cash flow and stockholders' equity for the period then ended (the "Interim Period Financials" and together with the Year-End Financials, the "Historical Financials"), and (iii) unaudited consolidated pro forma balance sheet as of March 31, 2002 and the related consolidated unaudited pro forma statement of income, cash flow and stockholders' equity for the period then ended (such financial statements giving effect to the Voice Transaction (the "Pro Forma Financials" and, together with the Year-End Financials and the Interim Period Financials, the "Financials"). The Historical Financials have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) throughout the periods indicated (except that the Interim Period Financials do not contain certain presentation items (other than footnotes) that may be required by GAAP). The Historical Financials present fairly the Company's consolidated financial condition and operating results as of the dates and during the periods indicated therein, subject in the case of the Interim Period Financials to normal year-end adjustments, which could not be material in amount or significance in any individual case or in the aggregate. The Pro Forma Financials have been prepared in accordance with the basis of presentation set forth in the notes thereto and in good faith using accounting methods consistent with those used in preparation of the Historical Financials based on the books and records of the Company. The Company's unaudited balance sheet as of March 31, 2002 is referred to hereinafter as the "Current Balance Sheet."

        3.8 No Changes. Since March 31, 2002, except as specifically permitted by any other provision of this Agreement, there has not been, occurred or arisen any:

                (a) amendments or changes to the certificate of incorporation or bylaws of the Company or any of the Company Subsidiaries;

                (b) capital expenditure or commitment by the Company or any Company Subsidiary exceeding $25,000 individually or $250,000 in the aggregate;

                (c) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case, or $250,000 in the aggregate, of any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured or unmatured (a "Liability"), other than payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Current Balance Sheet;

                (d) destruction of, damage to, or loss of any material assets (whether tangible or intangible), material business of the Company or any Company Subsidiary (whether or not covered by insurance);

                (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any Company Subsidiary other than as required by GAAP;

                (f) (i) change in any material election in respect of Taxes (as defined below), (ii) adoption or change in any accounting method in respect of Taxes, (iii) agreement or settlement of any claim or assessment in respect of Taxes, or (iv) extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; provided, however, the preceding subclauses (iii) and (iv) shall apply only to a material amount of Taxes to the extent that Siemens Corporation has provided an indemnity to the Parent Indemnified Parties pursuant to Section 9.1(a) of this Agreement;

                (g) revaluation for accounting purposes by the Company or any Company Subsidiary of any of their respective assets (whether tangible or intangible);

                (h) increase in the salary or other compensation payable or to become payable by the Company or any Company Subsidiary to any of their respective officer or directors or any of its employees with an annual base salary in excess of $100,000, or the declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by the Company or any Company Subsidiary of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

                (i) sale, lease, license or other disposition of any of the assets (whether tangible or intangible) or properties of the Company or Company Subsidiary, including, but not limited to, the sale of any accounts receivable of the Company or any Company Subsidiary, or any creation of any security interest in such assets or properties other than (i) the sale, lease, license or other disposition of inventory in the ordinary course of business consistent with past practice and (ii) sales, leases, licenses or other dispositions not involving in excess of $25,000 individually or $250,000 in the aggregate of proceeds;

                (j) loan by the Company or any Company Subsidiary to any person or entity, incurring by the Company or any Company Subsidiary of any indebtedness, guaranteeing by the Company or any Company Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any Company Subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

                (k) waiver or release of any right or claim of the Company or any Company Subsidiary, including any write-off or other compromise of any account receivable of the Company or any Company Subsidiary exceeding $25,000 individually or $250,000 in the aggregate;

                (l) any Company Material Adverse Effect; or

                (m) agreement by the Company or any Company Subsidiary, or any officer or employees on behalf of the Company, to do any of the things described in the preceding clauses (a) through (l) of this Section 3.8 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement and the Related Agreements).

        3.9 Tax Matters.

                (a) Definition of Taxes. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, the term "Income Tax" or, collectively, "Income Taxes" shall mean any and all federal, state or local taxes that are imposed on or measured by net income or franchise taxes imposed in lieu thereof.

                (b) Tax Returns and Audits.

                        (i) As of the Closing Date, all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or any Company Subsidiary (including the consolidated federal income Tax Return of Siemens Corporation or its predecessor and any state, local or foreign Tax Return that includes, to the extent it relates to, the Company or any Company Subsidiary) will have been prepared and timely filed and such Returns will be true, correct and completed in accordance with applicable law, it being understood that no representation is being made as to the existence and amount of any Tax attribute, including, but not limited to, any net operating loss carryforwards, credit carryforwards or tax basis of any assets of the Company or any Company Subsidiary except as it relates to any accuracy-related penalty under Section 6662 of the Code imposed against Parent and attributable to such tax basis.

                        (ii) As of the Closing Date, Taxes required to be paid by, or on behalf of, the Company or any Company Subsidiary have been paid or withheld.

                        (iii) There is no Tax deficiency outstanding, assessed or proposed against the Company or any Company Subsidiary, nor has any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax to which the Company or any Company Subsidiary may be subject to been executed.

                        (iv) No audit or other examination of any Return of the Company or any Company Subsidiary is presently in progress, nor has the Company, any Company Subsidiary, or Siemens (to the extent that it relates to the income or operations of the Company or any Company Subsidiary) been notified of any request for such an audit or other examination.

                        (v) Copies of all foreign, federal and material state and local income and all state and local sales and use Returns (to the extent that such Returns relate to the Company or Company Subsidiaries) for the Company and each Company Subsidiary filed for all periods that Siemens has owned the Company and the Company Subsidiaries have been made available to Parent or its legal counsel.

                        (vi) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company or any Company Subsidiary relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                        (vii) Neither the Company nor Siemens has Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any Company Subsidiary.

                        (viii) Neither the Company nor any Company Subsidiary has (a) been a member of an affiliated group (within the meaning of Section
Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company, Siemens or its predecessor) for any taxable period for which the statute of limitations for any Tax has not expired, (b) ever been a party to any Tax sharing, indemnification or allocation agreement (other than the existing tax sharing agreement with Siemens dated September 27, 2000) and (c) ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

                        (ix) No adjustment relating to any Return filed by the Company or any Company Subsidiary has been proposed formally or, to the Company's or Siemens' Knowledge, informally by any tax authority to the Company or any of its Company Subsidiary or any representative thereof.

                        (x) Neither the Company nor any Company Subsidiary has any (a) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) or a change in accounting method occurring in a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (b) deferred gain or loss arising out of any deferred intercompany transaction other than the Voice Transaction that would give rise to a Tax liability of the Company or such Company Subsidiary for any taxable period, or portion thereof, beginning on or after, in the case of Taxes that are not Income Taxes, or after, in the case of Income Taxes, the Closing Date.

                (c) Other Tax Matters.

                        (i) None of the Company's or any Company Subsidiary's assets is treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                        (ii) Neither the Company nor any Company Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any Company Subsidiary.

                        (iii) Neither the Company nor any of its Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        3.10 Restrictions on Business Activities. There is no agreement (non-competition or otherwise), commitment, judgment, injunction, court order or decree to which the Company or any Company Subsidiary is a party or otherwise binding upon the Company or any Company Subsidiary which has or may reasonably be expected to have the effect of prohibiting or impairing in any material respect (i) the conduct of business by the Company or any Company Subsidiary as currently conducted, or (ii) otherwise limiting the ability of the Company or any Company Subsidiary to engage in any line of business or to compete with any person.

        3.11 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment; Customer Information.

                (a) Neither the Company nor any Company Subsidiary owns any real property, nor has the Company or any Company Subsidiary ever owned any real property. Section 3.11(a) of the Company Disclosure Schedule sets forth a list of all real property currently leased by the Company or any Company Subsidiary or otherwise used or occupied by the Company or any Company Subsidiary for the operation of the Company's business (the "Leased Real Property"), the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease.

                (b) The Company has made available to Parent true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof ("Lease Agreements") and there are no other Lease Agreements for real property affecting the real property or to which the Company or any Company Subsidiary is bound, other than those identified in Section 3.11(a) of the Company Disclosure Schedule. All material Lease Agreements are in full force and effect, valid and enforceable on the Company or a Company Subsidiary party thereto, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies, and neither the Company nor any Company Subsidiary (nor to the Company's or Siemens' Knowledge any other party thereto) is in default, no rentals are past due, and no circumstance exists, which, with notice, the passage of time or both, would constitute a default under any such Lease Agreement. Neither the Company nor any Company Subsidiary has received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such material Lease Agreement, which has not been fully remedied or withdrawn.

                (c) The material Leased Real Property is in good operating condition and repair in all material respects, is maintained in a manner consistent in all material respects with standards generally followed with respect to similar properties. To the Company's or Siemens' Knowledge, the Leased Real Property is free from material structural, physical and mechanical defects.

                (d) The Company and Company Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their material tangible properties and assets, personal and mixed, used or held for use in its business, free and clear of any Liens, except
(i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby.

                (e) Section 3.11(e) of the Company Disclosure Schedule lists all material items of equipment (the "Equipment") owned or leased by the Company or any Company Subsidiary.

        3.12 Intellectual Property.

                (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                        "Intellectual Property" shall mean any or all of the following and all rights therein, arising therefrom, or associated therewith:
(i) United States and foreign patents and applications therefor and all reissues, divisions, reexaminations, extensions, provisionals, continuations and continuations-in-part thereof; (ii) inventions (whether patentable or not), invention disclosures, and improvements; (iii) trade secrets, confidential information, know how, processes, technology, customer lists and technical data;
(iv) copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (v) industrial designs and any registrations and applications therefor throughout the world; (vi) mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; and (viii) databases and data collections and Web addresses, sites, and domain names, computer software including all source code object code, firmware, development tools, files, records, and data.

                        "Company Intellectual Property" shall mean any Intellectual Property that is owned by or licensed to the Company or any Company Subsidiary and used by the Company or any Company Subsidiary in the Business, including, without limitation the Intellectual Property subject to Section 6.23 hereof.

                (b) Section 3.12(b) of the Company Disclosure Schedule (i) lists all patents, patent applications (collectively, the "Patents") trademark registrations and applications therefor, copyright registrations, and domain names owned by, or filed in the name of, the Company or any Company Subsidiary (the "Company Registered Intellectual Property"), and (ii) all material proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO"), or equivalent authority anywhere in the world) related to any Company Intellectual Property excluding prosecution proceedings or actions.

                (c) Each item of Company Intellectual Property owned by the Company and the Company Subsidiaries, including all Company Registered Intellectual Property listed in Section 3.12(b) of the Company Disclosure Schedule, is free and clear of any Liens and all Company Intellectual Property licensed to the Company is free and clear of any Liens arising from acts or omissions of the Company. Parent acknowledges that Company Intellectual Property is subject to the terms of pre-existing patent cross-license agreements entered into between or among Siemens AG and its affiliates with third parties.

                (d) Other than "shrink-wrap" and similar widely available binary code and commercial end-user licenses, the Company Intellectual Property constitutes all the Intellectual Property used by the Company in, or necessary for, the conduct of the Business by the Company and the Company Subsidiaries as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services. Parent acknowledges that the immediately preceding sentence does not constitute any representation or warranty regarding any infringement or misappropriation of the Intellectual Property of any person. Section 3.12(d) of the Company Disclosure Schedule sets forth a list of all license agreements, to which the Company or any Company Subsidiary is a party that are material to the Company Intellectual Property, excluding patent cross-licenses involving Siemens AG and its affiliates, Material Contracts, shrink-wrap and similarly available object code or commercial end-user licenses of computer software, licenses of Intellectual Property incident to product purchases and license agreements entered into in the ordinary course of business. Neither the Company nor any Company Subsidiary is in material breach of nor has the Company or any Company Subsidiary materially failed to perform their respective obligations under, any of the agreements listed on Section 3.12(d) of the Company Disclosure Schedule and, to the Knowledge of Company or Siemens, no other party to any such agreement is in material breach thereof or has materially failed to perform thereunder.

                (e) To the Knowledge of the Company or Siemens, the operation of the business of the Company and the Company Subsidiaries as it currently is conducted does not infringe or misappropriate the Intellectual Property of any person. Neither the Company nor any Company Subsidiary has received any written notice from any person claiming that such operation of the Company or any Company Subsidiary infringes or misappropriates the Intellectual Property of any such person, nor does Company nor Siemens have Knowledge of any basis therefor.

                (f) To the Knowledge of the Company or Siemens, each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual

Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

                (g) Neither the Company nor Siemens has any Knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable.

                (h) The Company does not have any currently pending claim against any third party for infringing or misappropriating any Company Intellectual Property and, to the Knowledge of Siemens or the Company, no person or entity is infringing or misappropriating any Company Intellectual Property.

                (i) Other than the transfers related to the Voice Transaction, neither the Company nor any Company subsidiary has transferred ownership of, or granted any exclusive license, exclusive right to use or joint ownership of, any Intellectual Property that is or was Company Intellectual Property to any other person within one year before the date hereof.

                (j) The Company and the Company Subsidiaries have taken reasonable steps that are required or necessary to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company and to assign to the Company or the Company Subsidiaries all Intellectual Property developed by any employee or consultant of the Company and the Company Subsidiaries in the course of their employment or engagement.

                (k) No Governmental Entity has any claim or right in and to the Company Intellectual Property.

                (l) No Patent which names as an inventor a person who conceived the claimed invention in the Patent while employed or engaged as a consultant by the Company or the Company Subsidiaries has been assigned to Siemens and its affiliates except as pursuant to the Voice Transaction.

                (m) Section 3.12(m) of the Company Disclosure Schedule sets forth all of the Patents transferred from the Company and the Company Subsidiaries to Siemens and its affiliates pursuant to the Voice Transaction.

        3.13 Material Contracts.

                (a) Section 3.13(a) of the Company Disclosure Schedule lists each of the following written contracts and agreements of the Company and the Company Subsidiaries (such contracts and agreements being "Material Contracts"):

                        (i) any fidelity or surety bond;

                        (ii) any lease of personal property having a value in excess of $25,000 individually;

                        (iii) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $250,000 in the aggregate;

                        (iv) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                        (v) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit (other than extension of trade credit in the ordinary course of business);

                        (vi) any purchase order or contract for the purchase of materials having a value in excess of $25,000;

                        (vii) any construction contracts having a value in excess of $5,000;

                        (viii) any dealer, distribution, joint marketing or development agreement;

                        (ix) any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other agreement for use, distribution, purchase or sale of the Company's products, technology or services; or

                        (x) any other agreement, contract or commitment that involves $25,000 individually or $250,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

                (b) (i) Each Material Contract is valid and binding on the Company and the Company Subsidiaries and, to the Knowledge of the Company or Siemens, the other parties thereto (except as enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies) and is in full force and effect, (ii) neither the Company nor any Company Subsidiary is in breach of, or default under, any Material Contract and (iii) to the Company's or Siemens' Knowledge, no other party to any Material Contract is in breach thereof or in default thereunder and neither the Company nor any Company Subsidiary has received any written notice of termination, cancellation, breach or default under any Material Contract.

                (c) The Company has made available to Parent true and complete copies of all Material Contracts other than those of the type described in Sections 3.13(a)(ii) and (vi) hereof.

                (d) Set forth in Section 3.13(d) of the Company Disclosure
Schedule is a complete and accurate list of all existing contracts and agreements (other than contracts and agreements relating solely to the Voice Business) between the Company or any Company Subsidiary, on the one hand, and Siemens or any affiliate of Siemens, on the other (other than the Company or any Company Subsidiary).

        3.14 Interested Party Transactions. No officer or director of the Company or any Company Subsidiary (nor any spouse or offspring of such person, or any trust, partnership or corporation in which any of such persons has a controlling interest), directly or indirectly, has (i) any ownership interest in any entity that purchases from or sells or furnishes to the Company or any Company Subsidiary, any goods or services, or (ii) an economic interest in excess of $50,000 in any contract to which the Company or any Company Subsidiary is a party; provided, however, that neither (i) ownership of no more than two percent (2%) of the outstanding voting stock of a publicly traded corporation nor (ii) passive investment of no more than five percent (5%) of the outstanding voting stock of a privately held corporation shall be deemed to be an "interest in any entity" for purposes of this Section 3.14.

        3.15 Governmental Authorization. Each material consent, license, permit, grant or other authorization pursuant to which the Company or any Company Subsidiary currently operates or holds any interest in any of its properties, or which is required for the operation of the Company's business as currently conducted or currently contemplated to be conducted (collectively, "Company Authorizations") (a) has been issued or granted to the Company and or the Company Subsidiary and (b) the Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and the Company Subsidiary to operate or conduct their businesses or hold any interest in their properties or assets.

        3.16 Litigation. There is no action, suit, claim, investigation, inquiry or proceeding of any nature pending, nor to the Company's or Siemens' Knowledge is any material action, suit, claim, investigation, inquiry or proceeding threatened, against the Company or any Company Subsidiary by or before any Governmental Entity.

        3.17 Minute Books. The minutes of the Company and each Company Subsidiary made available to counsel for Parent are the only minutes of the Company and each Company Subsidiary and contain accurate summaries of all actions of the Board of Directors (or committees thereof) of the Company and each Company Subsidiary and contain all stockholder actions since the time of incorporation of the Company (or, in the case of a Company Subsidiary not incorporated as a subsidiary of the Company, since the first time of Company ownership with respect to such Company Subsidiaries).

        3.18 Environmental Matters.

                (a) Except as disclosed in the Company Disclosure Schedule and except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) to the Company's or Siemens' Knowledge, the Company is in compliance with all applicable Environmental Laws and has obtained and is in compliance with all Environmental Permits, and (ii) there are no written claims pursuant to any Environmental Law pending or, to the Company's or Siemens' Knowledge, threatened, against the Company.

                (b) Parent and Sub acknowledge that (i) the representations and warranties contained in this Section 3.18 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental, health or safety matter, including natural resources, related in any way to the Company, the Leased Real Property, or this Agreement or its subject matter, and (ii) no other representation contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

                (c) For purposes of this Section 3.18, (i) "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, consent decree or judgment, in each case in existence as of the Closing Date, relating to pollution or protection of the environment, and
(ii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under or issued pursuant to any Environmental Law.

                (d) Except as would not be reasonably likely to result in a material liability to the Company or any Company Subsidiary, to the Company's or Siemens' Knowledge, no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any Company Subsidiary has at any time owned, operated, occupied or leased.

        3.19 Brokers' and Finders' Fees; Third Party Expenses. Except for Credit Suisse First Boston Corporation, neither the Company nor any Company Subsidiary has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section
3.19 of the Company Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

        3.20 Employee Benefit Plans and Compensation.

                (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                        "Benefit Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by an ERISA Affiliate (other than the Company and the Company Subsidiaries) and under which any individual who is not an Employee is or was eligible to participate.

                        "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any Company Subsidiary has or may have any liability or obligation, other than the Siemens Pension Plan and the Siemens Savings Plan.

                        "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

                        "DOL" shall mean the United States Department of Labor.

                        "Employee" shall mean any current or former employee, consultant or director of the Company or any Company Subsidiary; provided, however, that for purposes of Sections 3.20 and 8.2(a) of this Agreement, no individual shall be considered to be an "Employee" during the time he or she was employed by an ERISA Affiliate other than the Company or the Company Subsidiaries.

                        "Employee Agreement" shall mean each management, employment, severance, consulting or other agreement, or contract between the Company or any Company Subsidiary and any Employee.

                        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                        "ERISA Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code, and the regulations issued thereunder.

                        "International Employee Plan" shall mean each Company Employee Plan or Employment Agreement that has been adopted or maintained by the Company or any ERISA Affiliate, whether formally or informally or with respect to which the Company or any ERISA Affiliate will or may have any liability with respect to Employees who perform services outside the United States.

                        "IRS" shall mean the United States Internal Revenue Service.

                        "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

                        "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                (b) Schedule. Section 3.20(b)(1) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan, each Employee Agreement under each Company Employee Plan, and each Employee Agreement. Neither the Company nor any ERISA Affiliate has made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Section 3.20(b)(3) of the Company Disclosure Schedule sets forth a table with the name and salary of each employee of the Company. Section 3.20(b)(3) of the Company Disclosure Schedule sets forth each Company Employee Plan that is not a Benefit Plan and separately lists each Company Employee Plan for which the Company is the sole sponsor and a participating employer.

                (c) Documents. The Company has provided to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any employee or employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all discrimination tests for each Company Employee Plan for the most recent plan years, and (ix) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan, if applicable.

                (d) Employee Plan Compliance. The Company and the Company Subsidiaries have performed all obligations required to be performed by them under, are not in material default or violation of, and neither the Company nor Siemens has any Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code. Siemens and its ERISA Affiliates have performed all obligations required to be performed by them under, are not in material default or violation of, and have no Knowledge of any default or violation by any other party thereto, the Siemens Pension Plan and the Siemens Savings Plan, and the Siemens Pension Plan and the Siemens Savings Plan have been established and maintained in accordance with their terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. For each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Company's or Siemens' Knowledge, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Company Subsidiary (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Company's or Siemens' Knowledge threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any Company Subsidiary is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

                (e) No Pension or Welfare Plans. Neither the Company nor any Company Subsidiary has ever, with respect to an Employee, maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA, (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA or (iii) a "multiple employer plan" as defined in ERISA or the Code, or (iv) a "funded welfare plan" within the meaning of Section 419 of the Code. No Company Employee Plan provides health benefits that are not fully insured through an insurance contract.

                (f) No Post-Employment Obligations. No Company Employee Plan or Employment Arrangement provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits, to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with post-termination or retiree welfare or other non-pension benefits, except to the extent required by statute.

                (g) Past Acquisitions. Neither the Company nor any Company Subsidiary is currently obligated to provide an Employee with any compensation or benefits pursuant to an agreement (for example, an acquisition agreement) with a former employer of such Employee.

                (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee (each a "Benefit"). No Benefit could give rise to an amount that would be (i) non-deductible to the Company under Section 280G of the Code, or (ii) subject to excise tax under Section 4999 of the Code. The Company is not, nor has it ever been, a party to or bound by any tax indemnity agreement or any other agreement that will require Parent or the Surviving Corporation to "gross-up" or otherwise compensate any Employee because of the imposition of any excise tax on a Benefit provided to such Employee.

                (i) Employment Matters. The Company and the Company
Subsidiaries: (i) have withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with respect to the matters described in
(i), and (iii) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the Company's or Siemens' Knowledge, threatened claims or actions against the Company under any worker's compensation policy or long-term disability policy. The services provided by each of the Employees is terminable at the will of the Company or Company Subsidiaries and any such termination would result in no liability to the Company or to any Company Subsidiary.

                (j) Labor. No work stoppage or labor strike against the Company is pending, or to the Company's or Siemens' Knowledge, threatened. To the Company's or Siemens' Knowledge, there are no activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or to the Company's or Siemens' Knowledge, threatened, relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company presently is not, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                (k) International Employee Plan. Neither the Company nor any Company Subsidiary currently has or has it ever had the obligation to maintain, establish, sponsor, participate in, be bound by or contribute to any International Employee Plan.

                (l) Benefit Liabilities. Neither the Company nor Parent or any of its subsidiaries shall be responsible for liabilities or claims resulting from or relating to (i) any Benefit Plan or (ii) any current or former employee, consultant or director of any ERISA Affiliate who is not an Employee ("Benefit Liabilities").

        3.21 Insurance. True and complete copies of all material insurance policies maintained by the Companies and the Company Subsidiaries have been made available to Parent. The Company maintains insurance coverage for the operations of the Company and the Company Subsidiaries in amounts and covering such risks as the Company reasonably believes is necessary to conduct the Business. There is no claim by the Company or any Company Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that the Company or any Company Subsidiary has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, (or if installment payments are due, will be paid if incurred prior to the Closing
Date) and the Company and the Company Subsidiaries are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

        3.22 Compliance with Laws. The Company and each Company Subsidiary has complied in all material respects with, is not in material violation of, and has not received any notices of material violation with respect to, any foreign, federal, state or local statute, law or regulation.

        3.23 Warranties; Indemnities. The Company has made available to Parent the standard terms and conditions upon which the Company and the Company Subsidiaries seek to sell their products and services. To the Knowledge of the Company and Siemens, neither the Company nor any Company Subsidiary (i) has any material express warranty for products or services in excess of two (2) years or
(ii) is liable for any uncapped indemnity for consequential damages.

        3.24 Assets. Except for Intellectual Property (which shall be covered in
Section 3.12 of this Agreement), all of the assets, properties and rights owned by the Company or that the Company otherwise has the right to use are, and will be immediately after the Effective Time, sufficient in all material respects to conduct the Business as now conducted. Except as set forth in Section 6.22 and
6.23 hereof, neither Siemens nor any subsidiary or affiliate of Siemens has any ownership, license or similar interest to any of the assets, properties or rights of any type and description, real, personal, tangible and intangible, used in the conduct of the Business. Siemens and its subsidiaries (other than the Company) do not provide any products or services used in the conduct of the Business.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Except as set forth in the Disclosure Schedule delivered by Parent and Sub to Siemens and the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule") (which Parent Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections of this
Article IV, and any information disclosed in any such section shall be deemed to be disclosed only for purposes of such section, unless it is readily apparent that the disclosure contained in such section contains enough information regarding the subject matter of other representations and warranties contained in this Agreement so as to clearly qualify or otherwise clearly apply to such other representations and warranties), each of Parent and Sub hereby represents and warrants to the Company and Siemens, as follows:

        4.1 Organization of Parent and Sub. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power to own or lease its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which it conducts business other than in such jurisdictions where the failure to be so qualified or licensed would not have, individually or in the aggregate, a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" shall mean any circumstance, change in or effect that is or is reasonably likely to be materially adverse to the assets, financial condition, business or results of operations of Parent and its subsidiaries (taken as a whole), other than any circumstance, change in or effect on Parent and its subsidiaries arising out of
(i) circumstances, changes or effects that generally affect the industries in which Parent and its subsidiaries operate or sell to or through (but which do not disproportionately affect Parent and its subsidiaries, taken as a whole), (ii) changes in financial or securities markets, including any movement (in and of itself) in the trading price of Parent Common Stock, (iii) changes in general economic conditions (but which do not disproportionately affect Parent and its subsidiaries, taken as a whole), or (iv) any effect resulting from the announcement or pendency of the transactions contemplated by this Agreement.

        4.2 Authority. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no further action is required on the part of Parent or Sub to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. The Board of Directors of each of Parent and Sub, by resolutions adopted by unanimous vote, has approved, and the Board of Directors of Sub has declared advisable, this Agreement and the Merger. This Agreement and each of the Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Parent and Sub, enforceable (in the case of this Agreement, the Voting Agreements, the Stockholder Agreement, the Distribution Agreement and the Affiliate Agreements only) against each of Parent and Sub in accordance with their terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

        4.3 No Conflict. Assuming that all the consents, waivers, approvals, authorizations and other actions described in Section 4.4(a) and (b) have been obtained and all filings and notifications listed in Section 4.4 have been made and any waiting periods thereunder have terminated or expired, the execution and delivery by Parent and Sub of this Agreement and any Related Agreement to which Parent and Sub are parties do not, and the consummation of the transactions contemplated hereby and thereby will not, result in a Conflict under (a) any provision of the certificate of incorporation or bylaws of Parent or Sub, (b) any mortgage, indenture, lease, contract or other agreement, instrument or commitment, permit, concession, franchise or license to which Parent, Sub or any of its properties or assets is subject, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or any of its properties or assets, except with respect to clause (c), for such Conflicts as would not, individually or in the aggregate, have a Parent Material Adverse Effect, and except, with respect to clauses (b) and (c), for such Conflicts as would not prevent or materially delay consummation of the Merger or would not otherwise prevent or materially delay Parent from performing its obligations under this Agreement.

        4.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or third party, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related

Agreements to which Parent or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except (a) under any applicable state or federal securities laws, (including without limitation the issuance of an Issuance Permit by the Commissioner in connection with a the Hearing or the declaration of effectiveness of a Registration Statement by the SEC), the HSR Act, foreign and supranational antitrust and competition laws and the filing of the Certificate of Merger as required by Delaware law, (b) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect and (c) where the failure to obtain such consent, waiver, approval, order, authorization, registration, declaration, or to make such filing would not prevent or materially delay consummation of the Merger or would not otherwise prevent or materially delay Parent from performing its obligations under this Agreement.

        4.5 Parent Capital Structure.

                (a) As of the date hereof, the authorized capital stock of Parent consists of (i) 1,000,000,000 shares of Parent Common Stock, of which 331,552,085 shares were issued and outstanding as of May 15, 2002 and (ii) 10,000,000 shares of preferred stock, par value $0.00001 per share, of the Company, of which no shares are issued and outstanding as of the date hereof. As of May 15, 2002, other than Parent's 4.75% Convertible Subordinated Notes due March 15, 2007, there were other securities convertible into 32,835 shares of Parent Common Stock outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of Parent, or any agreement to which Parent is a party or by which it is bound. All outstanding shares of Parent Common Stock and Parent Options have been issued in compliance with all applicable federal, state, foreign, or local statues, laws, rules, or regulations, including federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Parent Common Stock. The Parent Common Stock that constitutes the Stock Consideration has been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and non-assessable.

                (b) Except for the Juniper Networks, Inc. Amended and Restated 1999 Stock Plan, the Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan, the Juniper Networks 1999 Employee Stock Purchase Plan, the Micro Magic Inc. 1995 Stock Option Plan, the Micro Magic Inc. 2000 Stock Option Plan, the Pacific Broadband Communications, Inc. 2000 Stock Incentive Plan and the Layer 5 1999 Stock Incentive Plan (the "Parent Plans"), Parent has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. Parent has reserved 103,635,226 shares of Parent Common Stock for issuance to employees and directors of, and consultants to, Parent upon the exercise of options granted under the Parent Plans of which 31,349,990 shares are issuable, as of May 15, 2002, upon the exercise of outstanding, unexercised options granted under the Parent Plans.

        4.6 Broker's and Finders' Fees. Except for Goldman, Sachs & Co., neither Parent nor Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        4.7 SEC Documents; Parent Financial Statements.

                (a) A true and complete copy of each annual, quarterly and other report, registration statement, prospectus, form, report, definitive proxy statement, schedule and other document required to be filed by Parent under the Securities Act or the Exchange Act, as the case may be (collectively, the "Parent SEC Documents") is available on the Web site maintained by the Securities and Exchange Commission (the "SEC") at http://www.sec.gov. Parent has filed in a timely manner each annual, quarterly and other report, registration statement, prospectus, form, report, definitive proxy statement, schedule and other document required to be filed by it under the Securities Act or the Exchange Act, as the case may be. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document.

                (b) The financial statements of Parent included in the Parent SEC Documents (the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under Form 10-Q under the Exchange Act). The Parent Financial Statements presented fairly the Parent's consolidated financial condition and operating results as of the dates and during the periods indicated therein (subject to, in the case of unaudited statements, normal and recurring year-end audit adjustments).

        4.8 No Changes. Since the end of the period covered by Parent's unaudited consolidated balance sheet as of March 31, 2002, except as specifically permitted by any other provision of this Agreement, there has not been any Parent Material Adverse Effect.

        4.9 Sufficient Funds. As of the date hereof, Parent has sufficient funds and will have at the Effective Time sufficient immediately available funds and sufficient authorized but unissued shares or treasury shares of Parent Common Stock to pay the Merger Consideration upon consummation of the Merger.

        4.10 Parent Stockholder Approval. None of the Merger, the issuance of shares of Parent Common Stock comprising the Stock Consideration, nor the transactions contemplated by this Agreement, shall trigger any requirement for a vote by the stockholders of Parent.

        4.11 Litigation. There is no material action, suit, claim, investigation, inquiry or proceeding of any nature pending, or to Parent's Knowledge, threatened, by or before any Governmental Entity, against Parent, its properties or any of its officers or directors, which would prevent or materially delay consummation of the Merger or would otherwise prevent or materially delay Parent from performing its obligations under this Agreement.

        4.12 Employment Arrangements. As of the date hereof, Section 4.12 of the Parent Disclosure Schedule sets forth all agreements or arrangements entered into by Parent (or by the Surviving Corporation at Parent's request) and any of the Company's employees.

                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        5.1 Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except for specific actions required to be taken pursuant to this Agreement or except to the extent that Parent shall otherwise consent in writing, the Company agrees to conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company and the Siemens shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. In addition to the foregoing, except as set forth in
Section 5.1 in the Company Disclosure Schedule or except for specific actions required to be taken pursuant to this Agreement or pursuant to the Voice Transaction, the Company shall not and shall not permit any Company Subsidiary to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, do any of the following, without the prior written consent of Parent:

                (a) make any capital expenditures or enter into any capital expenditure commitment exceeding $200,000 individually or an aggregate amount equal to the amount of capital expenditures for any quarter set forth in the Company's budget for such quarter as provided to Parent;

                (b)(i) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity, (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity or (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, other than, in each case, in the ordinary course of business consistent with past practice;

                (c) enter into any new agreement that would constitute a Material Contract of the type described in Section 3.13(a)(viii) or amend any Material Contract of the type described in Section 3.13(a)(viii);

                (d) amend or otherwise modify (or agree to do so) in any material respect the terms of, any of the Material Contracts;

                (e) commence or settle any litigation;

                (f) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Common Stock or capital stock of a Company Subsidiary, or split, combine or reclassify any Company Common Stock or capital stock of a Company Subsidiary or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock or capital stock of a Company Subsidiary, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock (other than shares of Company Restricted Stock pursuant to repurchase obligations set forth in the contract between the Company and such holder of Company Restricted Stock) or capital stock of a Company Subsidiary (or options, warrants or other rights exercisable therefor) except for (i) the issuance of Company Common Stock upon the conversion of the Siemens Note, (ii) payment of cash dividends to Stockholders or (iii) in accordance with the agreements evidencing Company Options;

                (g) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or any Company Subsidiary or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for
(i) the issuance of Company Common Stock upon the conversion of the Siemens Note or (ii) the exercise of outstanding Company Options;

                (h) cause or permit any amendments to its certificate of incorporation, bylaws or other organizational documents of the Company or any Company Subsidiary;

                (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

                (j) except with respect to Intellectual Property (which shall be covered by subsection (b) above), sell, lease, license or otherwise dispose of any of its properties or assets, including without limitation the sale of any accounts receivable of the Company, except in the ordinary course of business and consistent with past practices;

                (k) incur any indebtedness for borrowed money or guarantee any indebtedness for borrowed money or issue or sell any debt securities or guarantee any debt securities of others, except pursuant to the Siemens Note;

                (l) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement except for expense advances made to employees in the ordinary course of business;

                (m) grant any severance or termination pay (in cash or otherwise) to any Employee, including any officer, except payments made pursuant to written agreements outstanding on the date hereof and disclosed in the Company Disclosure Schedule;

                (n) adopt or amend any Company Employee Plan, enter into any employment contract, pay or agree to pay any special bonus, special remuneration or benefit to any director or Employee, or increase the salaries, wage rates, or other compensation of its Employees (including, without limitation, any extension of the post-termination exercise period of any Company Option) except for (i) payments made pursuant to written agreements outstanding on the date hereof or (ii) increases in salaries related to employee quarterly reviews conducted in the ordinary course of business;

                (o) waive or release any right or claim of the Company or any Company Subsidiary or revalue for accounting purposes any of the Company's assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable except (i) in the ordinary course of business or (ii) as required by GAAP or the Company's accounting policies;

                (p) pay, discharge or satisfy, in an amount in excess of $100,000 in any one case any Liability, other than (A) the payment, discharge or satisfaction in the ordinary course of business of any Liability reflected or reserved against in the Interim Period Financials or (B) the payment, discharge or satisfaction of the Siemens Note;

                (q)(i) make or change any material election in respect of Taxes,
(ii) adopt or change any accounting method in respect of Taxes, (iii) enter into any closing agreement, settle any claim or assessment in respect of Taxes, or
(iv) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; provided, however, the preceding subclauses (iii) and (iv) shall apply only to a material amount of Taxes to the extent that Siemens Corporation has provided an indemnity to the Parent Indemnified Parties pursuant to Section 9.1(a) of this Agreement;

                (r) enter into any strategic alliance or joint marketing arrangement or agreement;

                (s) other than the acceleration specifically permitted by
Section 8(e) of the Plan or any award agreement under the Plan, take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Common Stock;

                (t) hire any Employees;

                (u) change any accounting methods or policies (including any change in depreciation or amortization policies or rates) other than as required by GAAP;

                (v) take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of Parent, the Company or Siemens to consummate the transactions contemplated by this Agreement; or

                (w) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (v) hereof, or any other action that would prevent the Company from performing, or cause the Company not to perform, its covenants hereunder.

        5.2 Conduct of Business by Parent Pending the Merger. Except as specifically permitted by any other provision of this Agreement, Parent shall not, and shall not permit any of its subsidiaries to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, do any of the following without the prior written consent of the Company and Siemens:

                (a) cause or permit any amendments to the certificate of incorporation or bylaws of Parent in a manner that adversely affects the rights of holders of Parent Common Stock (including holders of the Parent Common Stock issuable in the Merger);

                (b) take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of Parent, the Company or Siemens to consummate the transactions contemplated by this Agreement; or

                (c) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

        5.3 Conduct of Business by Siemens Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as specifically permitted by any other provision of this Agreement, Siemens shall not, and shall not cause any of its subsidiaries (including the Company and the Company Subsidiaries) to, without the prior written consent of Parent, take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of Parent, the Company or Siemens to consummate the transactions contemplated by this Agreement.

        5.4 No Solicitation. Until the earlier of (i) the Effective Time, or
(ii) the date of termination of this Agreement pursuant to the provisions of
Section 10.1 hereof, other than pursuant to the terms set forth in the Voice Transfer Agreements, neither the Company nor Siemens shall (nor shall the Company nor Siemens permit, as applicable, any of their respective officers, directors, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any Acquisition Proposal (as defined below), (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any Acquisition Proposal, (d) enter into any agreement with any person providing for the acquisition of the Company, whether by merger, purchase of assets, license, tender offer or otherwise or (e) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal. In the event that the Company, Siemens, or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement in accordance with Section
10.1 hereof, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a), (c), or (d) above, or any request for disclosure or access as referenced in clause (b) above, the Company or Siemens, as applicable, shall promptly, and in any event within one (1) business day, notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such Acquisition Proposal, (including a written copy of such Acquisition Proposal) and such other information related thereto as Parent may reasonably request. The Company and Siemens, as applicable, shall immediately cease and cause to be terminated any contacts, negotiations or discussions with third parties relating to any Acquisition Proposal and shall cause to be returned to the Company any confidential information regarding the Company received by any such third parties in such contacts, negotiations or discussions. The parties hereto agree that irreparable damage would occur in the event that the provisions of this
Section 5.4 were not performed in accordance with their specific terms or were otherwise breached. The parties hereto agree that the covenant contained in this
Section 5.4 is for the benefit of the Company and Parent (in the case of covenants of Siemens) and Parent (in the case of covenants of the Company). It is accordingly agreed by the parties hereto that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section
5.4 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity. For purposes of this Agreement, "Acquisition Proposal" shall mean (i) any proposal or offer from any person relating to any direct or indirect acquisition of (A) all or a substantial part of the assets of the Company or of any Company Subsidiary or (B) over 5% of the then outstanding shares of Company Common Stock; (ii) any merger, consolidation, share exchange, business combination, reorganization or other similar transaction involving the Company or any Company Subsidiary, other than, in each case, the transactions contemplated by this Agreement or pursuant to the terms set forth in the Voice Transfer Agreements.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        6.1 Permit Application or Registration Statement; Stockholder Approval.

                (a) As promptly as practicable after the execution of this Agreement, Parent shall file with the Commissioner the Permit Application (as defined herein) and a request for the Hearing (as defined herein). Each of Siemens and the Company shall provide promptly to Parent such information concerning its business and financial statements and affairs as, in the reasonable judgment of Parent or its counsel, may be required for inclusion in the Permit Application, or any amendments thereto, and to cause its counsel and auditors to cooperate with Parent's counsel and auditors in the preparation of the Permit Application. As soon as permitted by the Commissioner, the Company shall mail the Hearing Notice (as defined herein) to all Stockholders entitled to receive such notice under the applicable provisions of the California Corporations Code and the regulations promulgated thereunder ("California Law"). Each of Parent and the Company shall notify the other promptly of the receipt of any comments from the Commissioner or its staff and of any request by the Commissioner or its staff or any other government officials for amendments or supplements to any of the documents filed with the Permit Application or any other filing or for additional information and shall supply the other with copies of all correspondence between either party or any of its representatives, on the one hand, and the Commissioner or its staff (or any other governmental officials) on the other hand, with respect to the filing. Each of Parent, Siemens and the Company shall use its reasonable best efforts to respond to any comments of the Commissioner or its staff and to have the Issuance Permit issued as promptly as practicable after the filing of the Permit Application.

                (b) As promptly as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, the Information Statement. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Hearing Notice, Permit Application or Information Statement or any other filing, the Company shall promptly notify Parent of such occurrence and cooperate in filing with the Commissioner or its staff or any other government officials, and/or mailing to Stockholders, such amendment or supplement. The Information Statement constitutes a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the Stockholders in the Merger. Each of Parent and the Company shall use its reasonable best efforts to cause the Information Statement to comply with the requirements of applicable federal and state securities Laws. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company shall promptly notify Parent, and Parent shall promptly notify the Company, in writing if at any time prior to the Effective Time either Parent or the Company shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or in order that the Information Statement comply with applicable law.

        6.2 Registration Statement; Other Filings. In the event that the Commissioner or its staff denies the request for the Hearing, or the Hearing does not result in the issuance of an Issuance Permit by the Commissioner, Parent shall, as promptly as practicable after Parent receives notice from the Commissioner that an Issuance Permit will not be issued as a result of the Permit Application (and in any event within 30 days after such notice), prepare and file with the SEC the Registration Statement. Parent will use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after filing with the SEC. As promptly as practicable after Parent receives notice from the Commissioner that an Issuance Permit will not be issued as a result of the Hearing, the Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act, or any other federal, foreign or blue sky or related Laws relating to the Merger and the transactions contemplated by this Agreement (each an "Other Filing"). Parent shall notify the Company promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement or any Other Filing related to the transactions contemplated by this Agreement or for additional information, and will supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Merger or such Other Filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Registration Statement or any Other Filing, Parent will promptly notify the Company of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to Stockholders of the Company, such amendment or supplement.

        6.3 Stockholders Meeting; Information Supplied.

                (a) Promptly after the issuance of the Issuance Permit by the Commissioner (or, in the event that the filing of a Registration Statement is required under Section 6.2, promptly after the effectiveness of the Registration Statement), the Company shall take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to convene the Stockholders Meeting (or obtain a written consent in lieu thereof) for the purpose of voting on the adoption of this Agreement and approval of the Merger, including without limitation mailing the Information Statement to the Stockholders. The Company shall use its reasonable best efforts to obtain the consent of the Stockholders sufficient to adopt this Agreement and approve the Merger and to enable the Closing to occur as promptly as practicable following the date hereof. The Company shall give the Stockholders sufficient notice such that no Stockholder will be able to exercise appraisal rights if such Stockholder has not perfected such appraisal rights prior to Closing, pursuant to Section 262 of Delaware Law.

                (b) All information supplied by Parent and the Company for inclusion in the Permit Application, the Hearing Notice and the Information Statement shall not, at the time the Permit Application is filed with the Commissioner, at the time of the mailing of the Hearing Notice, at the time of the Hearing or at the time the Issuance Permit is issued, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. All information supplied by Parent and the Company for inclusion in the Registration Statement, if Parent files a Registration Statement pursuant to
Section 6.2, shall not, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding anything in this Section 6.3 to the contrary, (i) Parent makes no representations or warranties regarding information furnished by or related to the Company and (ii) the Company makes no representations or warranties regarding information furnished by or related to Parent.

        6.4 Access to Information.

                (a) The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Effective Time to the Company's officers, employees, agents, properties, offices and books and records of the Company and each Company Subsidiary and shall furnish Parent with such financial, operating and other data and information as Parent, through its officers, employees or agents, may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 6.4(a) shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

                (b) Parent shall afford the Company and Siemens and their respective accountants, counsel and other representatives, reasonable access, during the period from the date hereof and prior to the Effective Time, to the officers, employees, agents, properties, offices and books and records of Parent, and shall furnish the Company and Siemens with such financial, operating and other data and information as the Company or Siemens, through their respective officers, employees or agents, may reasonably request consistent with the scope of access provided by Parent to the Company and Siemens prior to the date hereof in connection with the transactions contemplated hereby. No information or knowledge obtained in any investigation pursuant to this Section 6.4(b) shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

        6.5 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 6.4 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidentiality and Non-Disclosure Agreement effective as of March 12, 2002 (the "Confidential Disclosure Agreement") between Siemens and Parent.

        6.6 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that, if the Merger is consummated, Parent agrees to pay all Third Party Expenses incurred by the Company (other than (i) any fees and expenses of Credit Suisse First Boston Corporation relating to the Broadsoft transaction and (ii) any Third Party Expenses incurred by the Company in connection with the Voice Transaction, all of which shall be paid by the Company prior to the Closing) in connection with the transactions contemplated hereby (the "Company Expenses").

        6.7 Public Disclosure. Neither Parent, on the one hand, nor the Company and Siemens, on the other hand, nor any of their respective agents, shall issue any press release or make any other public disclosure relating to this Agreement or the transactions contemplated hereby without the consent of the other party except as such press release or other public disclosure may be required by law (including federal and state securities laws) or, by the rules or regulations of the National

Association of Securities Dealers, Inc. or any United States or foreign securities exchange, in which case the party required to make the release shall consult with the other parties hereto prior to making such public disclosure to the extent practicable.

        6.8 FIRPTA Compliance. On the Closing Date, Siemens shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(b).

        6.9 Reasonable Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including to obtain early termination of the waiting period under the HSR Act, and to avoid the entry or remove any injunctions, temporary restraining orders or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates, or of the Company, its affiliates, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. In addition, each of the parties hereto agrees, and agrees to instruct its respective counsel, to cooperate with each other to facilitate and to obtain all necessary waivers, consents and approvals, including but not limited to the expiration or termination of the waiting period under the HSR Act, at the earliest practicable date. Notwithstanding anything herein to the contrary, no party hereto nor any of their representatives will communicate with any governmental agency (except on insubstantial procedural issues) without giving the other parties a reasonable opportunity to participate in such communication to the extent permitted by the government agency.

        6.10 Notification of Certain Matters. The Company or Siemens, on one hand, and Parent, on the other hand, shall give prompt notice to the other party of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time such that the condition in Section 7.2(a) or Section 7.3(a), as the case may be, would not be satisfied, and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the condition in Section 7.2(a) or Section 7.3(a), as the case may be, would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not
(a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company, Siemens or Parent pursuant to this
Section 6.10, however, shall be deemed to amend or supplement the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, prevent or cure any misrepresentations, breach of warranty or breach of covenant.

        6.11 S-8 Registration. Not later than thirty (30) days after the Closing Date, Parent agrees to file (to the extent available) with the Securities and Exchange Commission a registration statement on Form S-8 registering that number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options assumed by Parent with Parent Options pursuant to Section 1.6(a) hereof.

        6.12 Affiliate Agreements. Set forth in Section 6.12 of the Company Disclosure Schedule is a list of names of those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person a "Company Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use reasonable best efforts to cause (i) each Company Affiliate who is also a Key Employee to execute and deliver an Affiliate Agreement substantially in the form attached hereto as Exhibit E (an "Affiliate Agreement") concurrently with the execution of this Agreement and
(ii) each Company Affiliate who is not also a Key Employee to execute and deliver an Affiliate Agreement prior to the Closing. The Company shall use reasonable best efforts to cause each person who becomes a Company Affiliate after the date hereof to execute and deliver an Affiliate Agreement promptly after becoming a Company Affiliate.

        6.13 Nasdaq Listing. Parent agrees to use reasonable best efforts to authorize for listing on Nasdaq upon the Effective Time the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

        6.14 Treatment of 401(k) Plans.

                (a) Castle Networks, Inc. 401(k) Plan. The Company and Siemens or its ERISA Affiliates shall take all actions necessary or appropriate so that effective no later than immediately prior to the Effective Time: (i) Siemens or any of its ERISA Affiliates (other than the Company and the Company Subsidiaries) shall become the sole sponsor of the Castle Networks, Inc. 401(k) Plan and (ii) the Company shall take, or cause to be taken, all actions necessary to permit the transfer of the account balances relating to those employees of the Company and the Company Subsidiaries who are transferring employment to Parent or its affiliates at the Effective Time to the Unisphere Networks, Inc. 401(k) Plan. On and after the Effective Time, Parent, the Company and their affiliates shall have no liability with respect to the Castle Networks, Inc. 401(k) Plan.

                (b) Argon and Unisphere 401(k) Plans. Prior to the Effective Time, Siemens and the Company shall take, or cause to be taken, all actions necessary to transfer the account balances under the Argon Networks, Inc. 401(k) Plan and the Unisphere Networks, Inc. 401(k) Plan relating to those employees of the Company and the Company Subsidiaries who are transferring employment within the Siemens controlled group prior to the Effective Time to another defined contribution plan sponsored by a member of the Siemens controlled group. The Company shall retain the sole sponsorship of the Argon Networks, Inc. 401(k) Plan and the Unisphere Networks, Inc. 401(k) Plan after the Effective Time. On and after the Effective Time, Siemens and its affiliates shall have no liability with respect to such plans (except inasmuch as Losses (as defined herein) result from a breach of representations and warranties in Article III hereof).

                (c) Cooperation. Parent shall, and shall cause its affiliates to, cooperate in the performance of all actions deemed necessary or appropriate to effect this Section 6.14, including, without limitation, assistance with the preparation of any government filings, sharing of records and assistance in performing any required non-discrimination testing.

        6.15 Resignation of Officers and Directors. The Company shall use its reasonable best efforts to obtain the resignations of such officers and directors of the Company Subsidiaries as Parent may request, effective as of the Effective Time. 6.16 Regulatory Filings. As soon as may be reasonably practicable, to the extent applicable, Siemens AG, a corporation organized under the laws of the Federal Republic of Germany and the "ultimate parent entity" (as defined in the HSR Act) of Siemens ("Siemens AG"), and Parent each shall file, and Siemens AG shall use reasonable best efforts to cause any applicable Stockholder to file, with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction that Parent and Siemens have reasonably determined to be required. The Company and Parent each shall, and Siemens shall use reasonable best efforts to cause the Company to, promptly (a) supply the others with any information which reasonably may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's affiliates of share capital stock or of any business, assets or property of Parent or its affiliates or of the Company or its affiliates, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, property and stock.

        6.17 Termination of Warrants. The Company shall use its best efforts to terminate all outstanding unexercised Company Warrants, if any, as of immediately prior to the Effective Time.

        6.18 Spreadsheet. The Company shall prepare a spreadsheet (the "Spreadsheet") in form and substance reasonably acceptable to Parent, which shall separately list, as of the Closing, (i) all Stockholders, the number of shares of Company Capital Stock held by such persons, the Cash Exchange Ratio and Stock Exchange Ratio applicable to each holder and the amount of cash and the number of shares of Parent Common Stock to be issued to each holder and (ii) all holders of Company Options and Company Warrants, if any, and the number of shares of Company Capital Stock underlying each such Company Option and Company Warrants, if any.

        6.19 Voice Transfer Agreements. Neither Siemens nor the Company shall take any action to amend the Voice Transfer Agreements without the prior written consent of Parent.

        6.20 Cessation of Participation in Benefit Plans. Prior to the Closing, the Company shall cause all employees who will not be employees of an ERISA Affiliate after the Closing to cease participation in all "employee benefit plans," within the meaning of Section 3(3) of ERISA, policies and arrangements that are sponsored by the Company or any Company Subsidiaries, including, but not limited to, any plans that will be sponsored by the Company or any Company Subsidiaries following the Closing.

        6.21 Termination of Indebtedness. The Company and Siemens shall cause all indebtedness for borrowed money of the Company and all indebtedness for borrowed money owed by any Stockholder to the Company to be cancelled, repaid or converted into Company Capital Stock as of immediately prior to the Effective Time. Immediately prior to the Effective Time, the Company shall (i) first utilize any cash to reduce the aggregate principal amount and accrued interest outstanding on the Siemens Note and (ii) convert the remaining aggregate principal amount and accrued interest outstanding on the Siemens Note into Company Common Stock. The number of shares of Company Common Stock to be issued upon conversion of the Siemens Note shall equal the aggregate principal amount and accrued interest outstanding on the Siemens Note immediately prior to the Effective Time divided by the fair market value per share of the Company Common Stock as of such date (based on the Merger Consideration).

        6.22 Intellectual Property Matters.

                (a) Siemens hereby agrees on behalf of itself and its applicable affiliates to comply with the applicable provisions of the pre-existing cross-license agreements identified in Section 6.22(a) of the Company Disclosure Schedule (the "Cross-Licenses") to provide Parent and its affiliates, Sub, Company and Company Subsidiaries with continuing benefits and rights from such Cross-Licenses after the Closing to the extent available under such Cross-Licenses. Siemens shall notify Parent of all obligations that a Cross-License may require Parent or the Company to undertake before Parent or Company receives the continuing benefits or rights under such Cross-License. Parent acknowledges that Siemens and its affiliates shall have no responsibility for Parent and its affiliates, Sub, and, following the Closing, the Company and Company Subsidiaries' failure to meet any of their applicable obligations under such Cross-Licenses.

                (b) Siemens hereby agrees that it will not, nor will its affiliates, assert any infringement or misappropriation claims against Parent, Sub, Company and Company Subsidiaries and their affiliates to the extent that Parent, Sub, Company and Company Subsidiaries and their affiliates use any Intellectual Property owned by Siemens and its affiliates (other than the trademarks, service marks and other source identifiers) that exists as of the Closing in connection with the manufacture, use and sale of the product and service lines in the Business that is conducted as of the Closing. Siemens hereby agrees that it will not, nor will its affiliates, assert any infringement or misappropriation claims against the customers of Parent, Sub, Company and Company Subsidiaries and their affiliates to the extent that such customers use any such Intellectual Property owned by Siemens and its affiliates (other than the trademarks, service marks and other source identifiers) that exists as of the Closing in connection with such customers' use of such product and service lines that are sold directly or indirectly by the Parent, Sub, Company and the Company Subsidiaries and their affiliates in the Business that is conducted as of the Closing. The non-assert by Siemens and its affiliates in this Section 6.22(b) is non-transferable, whether by assignment, change of control or otherwise, by Parent, Sub, Company, Company Subsidiaries and such customers.

                (c) Parent, Sub, Company and Company Subsidiaries hereby agree that they will not assert any infringement or misappropriation claims against Siemens and its affiliates to the extent that Siemens and its affiliates use any Company Intellectual Property (other than the trademarks, service marks and other source identifiers) that exists as of the Closing in connection with the product and service lines in the businesses of Siemens and its affiliates that are conducted as of the Closing, other than the product and service lines of the Business conducted as of the Closing. Parent, Sub, Company and Company Subsidiaries hereby agree that they will not assert any infringement or misappropriation claims against the customers of Siemens and its affiliates to the extent that such customers use any Company Intellectual Property (other than the trademarks, service marks and other source identifiers) that exists as of the Closing in connection with product or service lines sold directly or indirectly by Siemens and its affiliates in the businesses of Siemens and its affiliates that are conducted as of the Closing, other than the product and service lines of the Business conducted as of the Closing. The non-assert by Parent, Sub, Company and Company Subsidiaries in this Section 6.22(c) is non-transferable, whether by assignment, change of control or otherwise, by Siemens and its affiliates and such customers.

                (d) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, in the event that Siemens and its affiliates enter into any new patent cross-licenses with a third party that may impact the Patents included in the Company Registered Intellectual Property, subject to any confidentiality or other restrictions, Siemens shall notify Parent of the identity of such third party and reasonably describe any impact on such Patents.

        6.23 License.

                (a) To the extent any Intellectual Property owned by Company and Company Subsidiaries is transferred to Siemens or its affiliates, including without limitation Siemens ICN, Castle Networks, Inc. and Argon Networks, Inc., pursuant to the Voice Transaction, Siemens on behalf of itself and its applicable affiliates hereby grants to Parent and its subsidiaries, Sub, Company and Company Subsidiaries a sublicensable, transferable non-exclusive, perpetual, royalty-free, irrevocable license to such transferred Intellectual Property only to the extent used by Company and Company Subsidiaries in the Business that is conducted as of the Closing. To the extent any Intellectual Property licensed by Company and Company Subsidiaries is transferred to Siemens or its affiliates, including without limitation Siemens ICN, Argon Networks, Inc. and Castle Networks, Inc., pursuant to the Voice Transaction, Siemens on behalf of itself and its applicable affiliates hereby grants to Parent and its subsidiaries, Sub, Company and Company Subsidiaries, to the extent allowed under and subject to the terms of the applicable underlying license agreement governing such transferred Intellectual Property, a sublicensable, transferable, non-exclusive, perpetual, royalty-free, irrevocable license to such Intellectual Property only to the extent used by Company and Company Subsidiaries in the Business that is conducted as of the Closing.

                (b) Parent, Sub, the Company and the Company Subsidiaries hereby grant to Siemens and its affiliates a sublicensable, transferable, non-exclusive, perpetual, royalty-free, irrevocable license to the Company Intellectual Property only to the extent such Company Intellectual Property is required to be used by the Voice Business that is conducted as of the Closing.

        6.24 Equitable Remedy. Each of Siemens and Parent agrees that it would be impossible or inadequate to measure and calculate the other party's damages from any breach of the covenants set forth in Section 6.22 and Section 6.23. Accordingly, each of Siemens and Parent agrees that if it breaches any provision of Section 6.22 or Section 6.23, the other party will have available, in addition to any right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Each of Siemens and Parent further agrees that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief.

        6.25 Siemens Retained Marks. As between the parties, Parent and Sub hereby acknowledge that all right, title and interest in and to the name "Siemens," together with any mark, logo or name incorporating "Siemens" (the "Siemens Retained Marks") are owned exclusively by Siemens, and that, except as provided below, any and all right of the Company or any Company Subsidiary to use the Siemens Retained Marks shall terminate as of the Closing and shall immediately revert back to Siemens. Parent and Sub further acknowledge that it has no rights whatsoever to use the Siemens Retained Marks, except as expressly agreed to by Siemens in writing.

        6.26 Company Retained Marks. As between the parties, Siemens hereby acknowledges that all right, title and interest in and to the name "Unisphere," together with any mark, logo or name incorporating "Unisphere" (the "Company Retained Marks") are owned exclusively by the Company, and that, except as provided below, any and all right of Siemens or Siemens affiliate to use the Company Retained Marks shall terminate as of the Closing and shall immediately revert back to the Company. Siemens further acknowledges that it has no rights whatsoever to use the Company Retained Marks, except as expressly agreed to by Parent in writing.

        6.27 Release of Indemnity Obligations.

                (a) Set forth in Section 6.27(a) of the Company Disclosure
Schedule is (i) a list of any and all obligations of Siemens or its affiliates
(A) to guaranty the payment or performance of the Company or any Company Subsidiary of any Liability, or (B) to indemnify the Company or any Company Subsidiary or otherwise hold any of them harmless pursuant to any agreement or other arrangement entered into prior to the Closing (collectively, the "Siemens Indemnity Obligations") and (ii) a list of any and all obligations of the Company or its affiliates (A) to guaranty the payment or performance of Siemens of any of its affiliates of any Liability, or (B) to indemnify Siemens or any of its affiliates or otherwise hold any of them harmless pursuant to any agreement or other arrangement entered into prior to the Closing (collectively, the "Company Indemnity Obligations").

                (b) Parent, the Company and Siemens shall use their reasonable best efforts to obtain, on or prior to the Closing, (i) a release and discharge of Siemens and its affiliates (as applicable, other than the Company or any Company Subsidiary), in form and substance satisfactory to Siemens, from the Siemens Indemnity Obligations set forth in Section 6.27(b) of the Company Disclosure Schedule and (ii) a release and discharge of the Company and the Company Subsidiaries, in form and substance satisfactory to Parent, from the Company Indemnity Obligations set forth in Section 6.27(b) of the Company Disclosure Schedule. At the Closing, Parent shall execute and deliver to

Siemens, for the benefit of Siemens and its affiliates, a general release and discharge, in form and substance satisfactory to Siemens, releasing and discharging Siemens and its affiliates (other than the Company or any Company Subsidiary) from any Siemens Indemnity Obligation not otherwise released or discharged as contemplated by Section 6.27(b) hereof and Parent hereby agrees to indemnity and hold Siemens, its officers, directors, employees, affiliates and agents harmless from any Loss (as defined herein) arising out of or resulting from any such Siemens Indemnity Obligation. At the Closing, Siemens shall execute and deliver to Parent, for the benefit of Parent, the Company and all Company Subsidiaries, a general release and discharge, in form and substance satisfactory to Parent, releasing and discharging the Company and all Company Subsidiaries from any Company Indemnity Obligation not otherwise released or discharged as contemplated by Section 6.27(b) hereof and Parent hereby agrees to indemnity and hold Parent, the Company, its officers, directors, employees, affiliates and agents harmless from any Loss arising out of or resulting from any such Company Indemnity Obligation.

        6.28 Director and Officer Indemnification.

                (a) The certificate of incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article Seventh and Eighth of the certificate of incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of the Company, unless such modification shall be required by law.

                (b) The Surviving Corporation shall use its reasonable best efforts to maintain in effect for six years from the Effective Time, if available, the current directors and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Effective Time relating to such directors of the Company who were, as of immediately prior to the Effective Time, neither employees of the Company nor employees of Siemens or its affiliates; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.28(b) more than an amount per year equal to 200% of the current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be $73,042 in the aggregate).

                (c) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent shall assume the obligations set forth in this Section 6.28.

        6.29 Company Options. Siemens, the Company and the Company Subsidiaries shall use their commercially reasonable best efforts to assist Parent with the implementation and completion of a repricing program, mutually agreed by Parent and Siemens, for certain of the Company Options. Parent and Siemens hereby agree that the repricing pursuant to such repricing program shall occur prior to the Closing (but no earlier than one (1) business day prior to the Closing) and shall have the effect of repricing the exercise prices of the Company Options held by all Company employees at the time of such repricing (excluding any employees of the Voice Business) to be equal to the fair market value of the Company Common Stock at the time of such repricing. In the event that Parent chooses to condition such repricing upon the waiver by such employees of certain acceleration of vesting provisions related to such Company Options (an "Exchange Repricing"), Siemens and the Company shall cooperate with Parent to prepare an exchange offer disclosure document to be circulated to such employees, which disclosure document shall be subject to Parent's final approval before any such circulation. Pursuant to Section 8.2(c) hereof, Parent hereby agrees to indemnify and hold Siemens harmless against all Losses (as defined herein) incurred or sustained by Siemens as a result of such Exchange Repricing ("Exchange Repricing Losses").

        6.30 Preparation of Financials.

                (a) When so requested by Parent (including after the Closing), Siemens shall, and shall use its reasonable best efforts to cause its auditors to, assist Parent in preparing any financial statements related to the Company and the Company Subsidiaries during the period before the Closing required, or in Parent's reasonable judgment advisable, to be included in any annual, quarterly or other report, registration statement, prospectus, form, report, proxy statement, schedule or other document to be filed by Parent with the SEC, any foreign regulatory authority or stock exchange. Siemens shall use its reasonable best efforts to cause its auditors to deliver any necessary consent in connection with such financial statements for the purposes of such filing.

                (b) When so requested by Siemens (including after the Closing), Parent shall, and shall use its reasonable best efforts to cause its auditors to, assist Siemens in preparing any financial statements related to the Company and the Company Subsidiaries during the period before the Closing required, or in Siemens' reasonable judgment advisable, to be included in any annual, quarterly or other report, registration statement, prospectus, form, report, proxy statement, schedule or other document to be filed by Siemens with the SEC, each in the form required by the Securities Act or the Exchange Act or the rules promulgated thereunder. Parent shall use its reasonable best efforts to cause its auditors to deliver any necessary consent in connection with such financial statements for the purposes of such filing.

        6.31 New Employment Arrangements. Parent shall promptly notify Siemens of all agreements or arrangements entered into after the date hereof by Parent (or by the Surviving Corporation at Parent's request) and any of the Company's employees.

        6.32 Approval of Siemens AG Supervisory Board. No later than seven (7) days after the date hereof, Siemens shall have obtained the Siemens AG Approval.

        6.33 Siemens AG Assignment. In the event that Parent reasonably determines that either or both of the agreements which were assigned to Siemens AG and acknowledged in the consents set forth on Section 3.12(d) of the Company Disclosure Schedules (collectively, the "Siemens AG

Agreements") are used in the Business as of the date hereof and Parent requests that such Siemens AG Agreements be assigned to Parent, the Company or an affiliate thereof, Siemens shall use its reasonable best efforts to cause Siemens AG to assign such Siemens AG Agreements (or otherwise provide the benefits under such Siemens AG Agreements to Parent, the Company, or any affiliate thereof) as set forth in Parent's notice, including, but not limited to, soliciting Next Level Communications to provide consent to such assignment.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

        7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the parties hereto to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, if Siemens and Parent so agree:

                (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Merger.

                (b) HSR Act. The applicable waiting periods, together with any extensions thereof, under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated and all foreign antitrust approvals that Parent and Siemens jointly reasonably determine to be required to be obtained prior to the Merger in connection with the transactions contemplated hereby have been obtained.

                (c) Permit or Registration Statement. The Commissioner shall have issued an Issuance Permit in connection with the Hearing or the Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                (d) Approval of Siemens AG Supervisory Board. Siemens shall have obtained the Siemens AG Approval.

                (e) Nasdaq Listing. The shares of Parent Common Stock issuable to the Stockholders in the Merger and such other shares of Parent Common Stock reserved for issuance in connection with the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance.

                (f) Stockholder Approval. Stockholders holding a sufficient number of shares of Company Common Stock as required under the Company's certificate of incorporation, bylaws and Delaware Law shall have approved this Agreement, the Merger and the transactions contemplated hereby.

        7.2 Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, exclusively by Parent and Sub:

                (a) Representations and Warranties of the Company and Siemens.
(i) The representations and warranties of the Company and Siemens contained in this Agreement (other than the representations and warranties set forth in Section 3.2 (Company Capital Structure) and Section 3.4 (Authority)) shall be true and correct on the day they were made and on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of the Company and Siemens as of a specified date, which shall continue to be so true and correct as of such date) except for any such failure to be true and correct as would not, individually or in the aggregate, have a Company Material Adverse Effect (except that for the purposes of this section references to materiality or Company Material Adverse Effect contained in such representations and warranties shall be disregarded) and (ii) the representations and warranties set forth in Section
3.2 (Company Capital Structure) and Section 3.4 (Authority), which shall be true and correct in all material respects on the day they were made and on and as of the Closing Date (other than the representations and warranties of the Company and Siemens as of a specified date, which shall continue to be so true and correct as of such date).

                (b) Representations and Warranties of Siemens. The representations and warranties of Siemens contained in Article II of this Agreement shall be true and correct in all material respects on the day they were made and on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of Siemens as of a specified date, which shall continue to be so true and correct as of such date).

                (c) Covenants of the Company and Siemens. The Company and Siemens have performed in all material respects all of their respective obligations under this Agreement to be performed by them on or prior to the Closing and they are not in material breach of any covenant or agreement contained in this Agreement; provided, however, that the failure of the Company or Siemens to perform the obligations set forth in Sections 6.15 and 6.18 of this Agreement shall not be deemed a failure of the condition set forth in this
Section 7.2(c) to be satisfied.

                (d) Governmental Litigation. There shall be no action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened, by a Governmental Entity against Parent or the Company, their respective properties or any of their respective officers or directors arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

                (e) Third Party Consents. Company shall have delivered to Parent all consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time except for any such consents, waivers or approvals which, if not obtained, would not have a Company Material Adverse Effect.

                (f) Legal Opinions. Parent shall have received a legal opinion from in-house legal counsel to the Company and to Siemens, each in customary form reasonably acceptable to Parent.

                (g) Non-Competition Agreement. Each Non-Competition Agreement with each Key Employee shall be in full force and effect.

                (h) Certificates of the Company and Siemens. Parent shall have received a certificate, validly executed by either the Chief Executive Officer or Chief Financial Officer of the Company for and on its behalf, to the effect that, as of the Closing, the conditions set forth in Sections 7.2(a), (c), (d),
(e) and (k) hereof have been satisfied. Parent shall have received a certificate, validly executed by an officer of Siemens for and on its behalf that, as of the Closing, the condition set forth in Section 7.2(b) hereof has been satisfied.

                (i) Stockholder Agreement. Siemens shall have executed and delivered the Stockholder Agreement and such agreement shall be in full force and effect.

                (j) Distribution Agreement. The Company and Siemens AG shall have executed and delivered the Distribution Agreement, and such agreement shall be in full force and effect.

                (k) Termination of Indebtedness. The Company, Siemens and the Stockholders shall have taken all necessary actions to cause all outstanding indebtedness for borrowed money of the Company to Siemens or any Stockholder to be cancelled, repaid or converted into Company Common Stock according to its terms.

        7.3 Conditions to Obligations of the Company and Siemens. The obligations of the Company and Siemens to effect the Merger and the transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, exclusively by Siemens:

                (a) Representations and Warranties of Parent and Sub. (i) The representations and warranties of Parent and Sub contained in this Agreement (other than the representations and warranties set forth in Section 4.2 (Authority) and Section 4.5 (Parent Capital Structure)) shall be true and correct on the day they were made and on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of Parent and Sub as of a specified date, which shall continue to be so true and correct as of such date) except for any such failure to be true and correct as would not, individually or in the aggregate, have a Parent Material Adverse Effect (except that for the purposes of this section references to materiality or Parent Material Adverse Effect contained in such representations and warranties shall be disregarded) and (ii) the representations and warranties set forth in Section 4.2 (Authority) and
Section 4.5 (Parent Capital Structure), which shall be true and correct in all material respects on the day they were made and on and as of the Closing Date (other than the representations and warranties of Parent and Sub as of a specified date, which shall continue to be so true and correct as of such date).

                (b) Covenants of Parent and Sub. Parent and Sub have performed in all material respects all of their respective obligations under this Agreement to be performed by them on or prior to Closing and Parent and Sub are not in material breach of any covenant or agreement contained in this Agreement.

                (c) Stockholder Agreement. Parent shall have executed and delivered the Stockholder Agreement and such agreement shall be in full force and effect.

                (d) Distribution Agreement. Parent shall have executed and delivered the Distribution Agreement, and such agreement shall be in full force and effect.

                (e) Certificate of Parent and Sub. The Company and Siemens shall have each received a certificate executed on behalf of Parent and Sub, in each case by Parent's Chief Financial Officer to the effect that, as of the Closing, the condition set forth in Section 7.3(a) hereof was satisfied.

                (f) Legal Opinion. The Company and Siemens shall have received a legal opinion from in-house legal counsel to Parent in customary form reasonably acceptable to Siemens.

                                  ARTICLE VIII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY

        8.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Company and Siemens contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive for a period of nine (9) months following the Closing Date (the expiration of such period, the "Survival Date"). The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive until the Survival Date.

        8.2 Indemnification.

                (a) Siemens agrees to indemnify and hold Parent and its officers, directors, and affiliates, including the Surviving Corporation, (the "Parent Indemnified Parties"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred or sustained by the Parent Indemnified Parties, or any of them, directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company and/or Siemens contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement, (ii) any failure by the Company and/or Siemens to perform or comply with any covenant applicable to any of them contained in this Agreement; or (iii) any Benefit Liabilities. Subject to Section 8.2(f) hereof, Siemens shall not have any right of contribution from the Company hereunder with respect to any Loss claimed by a Parent Indemnified Party.

                (b) Notwithstanding any provision to the contrary in the Voice Transaction Agreements, Siemens hereby agrees from and after the Closing, to indemnify and hold the Parent Indemnified Parties harmless for any and all Losses incurred or sustained by the Parent Indemnified Parties, or any of them, directly or indirectly as a result of the Voice Business, the Voice Transfer Agreements, the Voice Transaction, or the employment or service of any individual whose employment or service related primarily to the Voice Business, including without limitation compensation or benefits owed to any such individual (collectively, the "Voice Losses").

                (c) Parent agrees to indemnify and hold Siemens and its officers, directors, and affiliates (other than the Surviving Corporation, the Company, the Company Subsidiaries and Parent) (the "Siemens Indemnified Parties"), harmless against all Losses incurred or sustained by them, or any of them, directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Parent and/or Sub contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement,
(ii) failure by Parent or the Surviving Corporation to perform any of its obligations under this Agreement required to be performed after the Closing,
(iii) any Exchange Repricing Losses, (iv) any of the Company's Third Party Expenses, (v) any Company Benefit Plan or (vi) Parent's employment of the Employees on or after the Closing Date (except with respect to clauses (v) and (vi), inasmuch as such Losses arise as a result of claims for benefits under any Benefit Plan, result from a breach of representations and warranties in Article III hereof or result from the plan referred to in Section 6.14(a)hereof).

                (d) Notwithstanding any other provision to the contrary, no party liable for indemnification (an "Indemnifying Party") pursuant to Section 8.2(a)(i) or Section 8.2(c)(i) shall be required to indemnify and hold the party seeking such indemnification (the "Indemnified Party") harmless for any and all Losses unless and until the aggregate amount of Losses recoverable under such section or sections exceeds $3,500,000 (the "Deductible"), in which case the Indemnified Party shall be entitled to recover all Losses in excess of the Deductible.

                (e) For the purposes of determining the amount of a Loss recoverable pursuant to Section 8.2(a)(i) hereof (but not for the purpose of determining the existence of a breach or inaccuracy pursuant to such Section 8.2(a)(i)), all references to materiality and Company Material Adverse Effect in such representation or warranty shall be disregarded. For the purposes of determining the amount of a Loss recoverable pursuant to Section 8.2(c) hereof (but not for the purpose of determining the existence of a breach or inaccuracy pursuant to such Section 8.2(c)), all references to materiality and Parent Material Adverse Effect in such representation or warranty shall be disregarded.

                (f) In the case of a specific Loss giving rise to indemnification hereunder (other than any Loss which is itself a Tax or a Loss in respect of a Tax which is otherwise subject to Article IX), if an Indemnified Party (i) shall receive any amount of money (A) received by an insured from an insurance carrier, (B) paid by an insurance carrier on behalf of an insured, in either case net of any applicable deductible, retention or cost of reserve paid or held by or for the benefit of such insured (the "Insurance Proceeds") in relation to such Loss or (C) received any indemnity, contribution or other similar payment from any third party with respect to such Loss, or (ii) shall actually realize any Tax savings that would not have been so realized but for such Loss ("Tax Savings Actually

Realized"), then (x) at any time subsequent to the actual receipt from the party liable for such indemnification (an "Indemnifying Party") of a payment in full of indemnification of such Loss hereunder, such Indemnified Party shall reimburse the Indemnifying Party for any such indemnification payment made up to the amount of such Insurance Proceeds or other amounts actually received or Tax Savings Actually Realized or (y) at any time prior to the receipt of any indemnification payment in respect of such Loss hereunder, the indemnification to be paid shall be paid net of the amount of any such Insurance Proceeds or other amounts actually received or Tax Savings Actually Realized. The Indemnified Parties shall use reasonable efforts to seek and recover any Insurance Proceeds, Tax Savings Actually Realized and any indemnity, contribution or similar payments available to each of them with respect to any Loss for which such Indemnified Party seeks indemnification pursuant to this
Article VIII. Notwithstanding anything in this section, nothing herein shall permit an Indemnifying Party to delay or refrain from making any payment to any Indemnified Party because of the availability or alleged availability of any insurance policy or Insurance Proceeds or Tax savings.

                (g) To the extent that any Parent Indemnified Party would be entitled to indemnity for any individual Loss under more than one of Sections 8.2(a) or (b) hereof, such Parent Indemnified Party shall be entitled in its sole discretion to choose one of such sections under which to recover for indemnity, which choice shall be binding on all Parent Indemnified Parties and no Parent Indemnified Party may recover for indemnification for such Loss under any other such Section; provided, however, that no Parent Indemnified Party shall be permitted to make claims indemnity under more than one of Sections 8.2(a) or (b) hereof unless such claims are made to the Indemnifying Party at the same time; provided, however, that no claim for any Loss under Section 8.2
(a)(ii) or (iii) or 8.2(b) shall be considered for the purposes of determining whether the Deductible has been exceeded.

        8.3 Claims for Indemnification.

                (a) Any Indemnified Party seeking indemnification pursuant to
Article VIII shall give prompt notice in writing to the Indemnifying Party of any matter which any such Indemnified Party has determined has given rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof (the "Claim Notice"); provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations hereunder, except to the extent such Indemnifying Party is materially prejudiced by such failure. Except as set forth below, upon notice duly given by a Parent Indemnified Party to an Indemnifying Party of a Claim Notice, such Indemnifying Party shall pay the Parent Indemnified Party as promptly as practicable: (i) an amount in cash equal to the Cash Portion (as defined herein) of such Losses and (ii) a number of shares of Parent Common Stock equal to the Stock Portion (as defined herein) of such Losses (with such shares valued at the Indemnification Price (as defined herein)). Except as set forth below, upon notice duly given by a Siemens Indemnified Party to an Indemnifying Party of a Claim Notice, such Indemnifying Party shall pay the Siemens Indemnified Party as promptly as practicable an amount in cash equal to such Losses. If the Indemnifying Party does not dispute its obligation to indemnify the Indemnified Party against any Losses set forth in the Claim Notice, within 30 days after receipt of such notice, such Indemnifying Party shall be deemed to have irrevocably acknowledged that the Indemnified Party is entitled to the full amount of the Losses set forth in such notice. For purposes of this Agreement, "Cash Portion" shall mean the percentage (rounded up to the nearest whole number) that the Cash Consideration represents of the Total Consideration (with the Stock Consideration valued at the Trading Price) as of the Closing Date, and "Stock Portion" shall mean the percentage (rounded down to the nearest whole number) that the Stock Consideration (as valued at the Trading Price) represents of the Total Consideration as of the Closing Date. For purposes of this Agreement, "Indemnification Price" shall mean the average closing sale price of one share of Parent Common Stock as reported on Nasdaq for the ten (10) consecutive trading days ending three (3) trading days immediately preceding the date it is determined that such claim for indemnification is owed by the Indemnifying Party.

                (b) Resolution of Conflicts; Arbitration.

                        (i) If, within 30 days after notice duly given to the Indemnifying Party of such a Claim Notice, such Indemnifying Party disputes its obligations to indemnify the Indemnified Party against any Losses set forth in such notice and such Indemnifying Party notifies the Indemnified Party in writing of such dispute, the Indemnified Party and the Indemnifying Party hereby agree to negotiate in good faith in an attempt to resolve such dispute.

                        (ii) If such dispute is not resolved within 30 days after notice duly given to the Indemnified Party of such dispute, the Indemnified Party may demand arbitration of such dispute unless the amount of the Loss relates to a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Indemnified Party and the Indemnifying Party. In the event that, within 30 days after submission of any dispute to arbitration, Indemnified Party and the Indemnifying Party cannot mutually agree on one arbitrator, then, within 15 days after the end of such 30 day period, the Indemnified Party and the Indemnifying Party shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If the Indemnifying Party fails to select an arbitrator during this 15 day period, then the parties hereto agree that the arbitration will be conducted by one arbitrator selected by the Indemnified Party.

                        (iii) Any such arbitration shall be held in New York, New York, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such dispute shall be final, binding, and conclusive upon the parties hereto. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

                        (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

                (c) Notices and Defense of Actions.

                        (i) The obligations and Liabilities of the Indemnifying Party under this Article VIII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this
Article VIII ("Third Party Claims") shall be governed by and contingent upon the additional terms and conditions set forth in this Article VIII. If an Indemnified Party shall receive notice of any Third Party Claim in writing, the Indemnified Party shall give the Indemnifying Party prompt notice of such Third Party Claim in writing; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations hereunder, except to the extent such Indemnifying Party is materially prejudiced by such failure.

                        (ii) The Indemnifying Party shall have the right to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if (i) it gives notice of its intention to do so to the Indemnified Party within 30 days of the duly given notice from the Indemnified Party and (ii) it acknowledges in writing that such Third Party Claim is a claim subject to indemnification hereunder. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party may participate in such defense, but the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. Notwithstanding anything to the contrary contained in the foregoing, if the Indemnifying Party exercises the right to undertake such defense against any such Third Party Claim and the Indemnifying Party and the Indemnified Party have adverse or potentially adverse interests in the Third Party Claim, the Indemnified Party may participate in such defense and employ separate counsel, at the Indemnifying Party's expense, but the Indemnifying Party shall control such defense. No such Third Party Claim may be settled by the Indemnifying Party without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement involves only the payment of money (which payment obligation is borne exclusively by the Indemnifying Party), involves a full and unconditional release of the Indemnified Party and does not contain any prohibitions, limitations or restrictions on the conduct of the Indemnified Party's business.

                        (iii) If the Indemnifying Party shall fail to undertake any such defense, the Indemnified Party shall have the right to assume and control the defense thereof, at the Indemnifying Party's expense, and through counsel of the Indemnified Party's choice. In the event the Indemnified Party is conducting the defense against any such Third Party Claim, the Indemnifying Party (i) may participate in such defense, but the expenses of the Indemnifying Party shall be paid by the Indemnifying Party and (ii) shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. If the Indemnified Party assumes the defense against any such Third Party Claim, such Indemnified Party agrees to keep the Indemnifying Party informed as to the status of such Third Party Claim. If the Indemnified Party assumes the defense against any such Third Party Claim and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and shall not settle any such Third Party claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

        8.4 Maximum Payments.

                (a) The maximum amount a Parent Indemnified Party may recover from Siemens for Losses pursuant to Section 8.2(a) hereof shall be limited to an amount equal to twenty-five percent (25%) of the Total Consideration (with the Stock Consideration valued at the Trading Price).

                (b) The maximum amount a Siemens Indemnified Party may recover from Parent for Losses pursuant to Section 8.2(c) hereof shall be limited to an amount equal to twenty-five percent (25%) of the Total Consideration (with the Stock Consideration valued at the Trading Price).

                                   ARTICLE IX

                                   TAX MATTERS

        9.1 Indemnity.

                (a) Siemens Corporation agrees to indemnify and hold harmless Parent and its officers, directors, and affiliates, including the Surviving Corporation (the "Parent Indemnified Parties") against the following Income Taxes and, except as otherwise provided in Section 9.4, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Income Taxes: (i) Taxes imposed on the Company or any Company Subsidiary with respect to taxable periods ending on or before the Closing Date (including but not limited to the Taxes attributable to the Voice Transaction); (ii) with respect to taxable periods beginning on or before the Closing Date and ending after the Closing Date, Taxes imposed on the Company or any Company Subsidiary which are allocable, pursuant to Section 9.1(b), to the portion of such period ending on the Closing Date; and (iii) Taxes imposed on any member of any affiliated group with which any of the Company and the Company Subsidiaries file or have filed a Return on a consolidated or combined basis for a taxable period ending on or before the Closing Date. Parent shall be responsible for Taxes and associated expenses not allocated to Siemens pursuant to the first sentence hereof.

                (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

                        (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

                        (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or any Company Subsidiary, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

        9.2 Returns and Payments.

                (a) From the date of this Agreement through and after the Closing Date, Siemens shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Entity (or cause to be prepared and filed or so furnished) in a timely manner all Tax returns, reports and forms ("Returns") relating to the Company and its Company Subsidiaries that are due on or before or relate to any taxable period ending on or before the Closing Date (and Parent shall do the same with respect to any taxable period ending after the Closing
Date). Returns of the Company and its Company Subsidiaries not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Company and its Company Subsidiaries. With respect to any Return required to be filed by Parent or Siemens with respect to the Company and its Company Subsidiaries and as to which an amount of Tax is allocable to the other party under Section 9.1(b), the filing party shall provide the other party and its authorized representatives with a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to such other party pursuant to
Section 9.1(b), together with appropriate supporting information and schedules at least 10 business days prior to the due date (including any extension thereof) for the filing of such Return, and such other party and its authorized representatives shall have the right to review and comment on such Return and statement prior to the filing of such Return.

                (b) Siemens shall pay or cause to be paid when due and payable all Taxes with respect to the Company and each Company Subsidiary which are the responsibility of Siemens under this Article IX and Parent shall so pay or cause to be paid Taxes for any taxable period after the Closing Date which are the responsibility of Parent under this Agreement (subject to its right of indemnification from Siemens for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to Section 9.1(a) and Section 9.1(b).

        9.3 Refunds. Any Tax refund (including any interest with respect thereto) relating to the Company or any Company Subsidiary for any taxable period ending on or before the Closing Date shall be the property of Siemens, and if received by Parent, the Company or any Company Subsidiary, shall be paid over promptly to Siemens. Parent shall not, and shall not cause or permit any of the Company or its Company Subsidiaries to, carryback any net operating loss, capital loss, Tax credit or other similar Tax attribute attributable to Parent or any of the Company or its Company Subsidiaries from a taxable period ending after the Closing Date into a taxable period ending on or prior to the Closing Date of Siemens or the Company and its Company Subsidiaries, without Siemens' prior written consent, which consent may be withheld in Siemens' sole and absolute discretion. In the absence of Siemens' prior written consent, Siemens shall not be required to pay to Parent or any Company or its Company Subsidiary any refund or credit of Taxes that results from the carryback to any taxable period ending on or prior to the Closing Date of any net operating loss, capital loss, Tax credit or other similar Tax attribute attributable to Parent or any of the Company or its Company Subsidiaries from a taxable period ending after the Closing Date.

        9.4 Contests.

                (a) After the Closing, Parent will promptly notify within 10 days Siemens in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of Parent or of the Company or any Company Subsidiary which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article IX; provided, however, that a failure to give such notice will not affect Parent's right to indemnification under this Article IX except to the extent that such that failure effectively precluded Siemens from avoiding all or a portion of the Tax liability in question.

                (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, provided that Siemens acknowledges in writing its liability under this Agreement to hold Parent, the Company and its Company Subsidiaries harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date (or, in the case of any taxable year that includes the Closing Date, against an adjustment allocable under Section 9.1(b) to the portion of such year ending on or before the Closing Date), Siemens shall have the right at its expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which Siemens could be held liable hereunder; Parent also may participate in any such audit or proceeding and, if Siemens does not assume the defense of any such audit or proceeding, Parent may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving ten business days' prior written notice to Siemens setting forth the terms and conditions of settlement.

                (c) With respect to issues relating to a potential adjustment for which both Siemens and Parent or the Company or any Company Subsidiary could be liable, each party may participate in the audit or proceeding.

                (d) Neither Parent nor Siemens shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. Parent and Siemens agree to cooperate, and Parent agrees to cause the Company and its Company Subsidiaries to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

        9.5 Cooperation and Exchange of Information. Siemens and Parent will provide each other with such cooperation and information as either of them reasonably may request of the other (and Parent shall cause the Company and its Company Subsidiaries to provide such cooperation and information) in filing any Tax return, report or form, amended Tax return or claim for refund, determining any liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes relating to the Company and its Company Subsidiaries. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities. Siemens shall make its employees available, and Parent shall make its employees available (and shall cause the employees of the Company and its Company Subsidiaries to be available) on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Parent will retain and will cause the Company and its Company Subsidiaries to retain all Tax returns, schedules and work papers and all material records or other documents in its possession relating to Tax matters of the Company and its Company Subsidiaries for the taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax returns and other documents relate, without regard to extensions, or (ii) seven years following the due date (without extension) for such Tax returns. After such time, before Parent shall dispose of any such documents, Parent shall, by 90 days' prior written notice to Siemens, give Siemens the opportunity (at Siemens' expense) to remove and retain all or any part of such documents as Siemens may select. Any information obtained under this Section 9.5 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

        9.6 Conveyance Taxes. Siemens and Parent shall each pay one half of any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available per sale filing procedure. Parent shall execute and deliver all instruments and certificates necessary to enable Siemens to comply with the foregoing.

        9.7 Miscellaneous.

                (a) Siemens and Parent agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Company or any Company Subsidiary) under this Article IX, under other indemnity provisions of this Agreement (including, without limitation, Article VIII) and for any misrepresentations or breaches of warranties or covenants as adjustments to the purchase price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

                (b) Any indemnifiable amount otherwise payable by Siemens shall be reduced by any Tax benefit actually realized by Parent, the Company or any of its Company Subsidiaries in a taxable period or portion thereof ending after the Closing Date (a "Post-Closing Date Tax Benefit") as a result of either an adjustment to Taxes for which Siemens is responsible under Article IX (such as a timing adjustment resulting in a Tax deduction for the Company or any Company Subsidiary for a period after the Closing Date) or a Tax deduction resulting from an indemnifiable payment. If a payment is made by Siemens in accordance with its indemnification obligation, and if in a subsequent taxable year a Post-Closing Date Tax Benefit that was not previously taken into account pursuant to the preceding sentence to reduce an amount otherwise payable by Siemens is actually realized by Parent, the Company or any Company Subsidiary, Parent shall pay to Siemens at the time of such realization the amount of such Post-Closing Date Tax Benefit to the extent that the Post-Closing Date Tax Benefit would have resulted in a reduction in the amount paid by Siemens if the Post-Closing Date Tax Benefit had been obtained in the year of such payment. A Post-Closing Date Tax Benefit will be considered to be realized for purposes of this Section 9.7(b) at the time that it is reflected on a Tax return of Parent, the Company or any Company Subsidiary.

                (c) Any tax sharing agreement or arrangement between Siemens and any of the Company or Company Subsidiaries shall be terminated in its entirety immediately prior to the Closing and neither Company nor any Company Subsidiary will have any liability or obligation under such agreement or arrangement after the Closing.

                (d) Notwithstanding any provision in this Agreement to the contrary, the obligations of Siemens to indemnify and hold harmless Parent, the Company and its Company Subsidiaries pursuant to this Article IX shall terminate at the close of business on the day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

                (e) From and after the Closing Date, Siemens shall not without the prior written consent of Parent (which may, in its sole and absolute discretion, withhold such consent) make, or cause or permit to be made, any material Tax election that would affect any of the Company or any Company Subsidiaries.

                (f) To the extent any provision of Article VIII is inconsistent with the provisions of this Article IX, the provisions of this Article IX shall govern.

For purposes of this Article IX, "Parent" and "Siemens," respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member (other than the Company and its Company Subsidiaries, except to the extent expressly referenced).

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

        10.1 Termination. Except as provided in Section 10.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the
Closing:

                (a) by unanimous agreement of Siemens and Parent;

                (b) by Parent or Siemens if the Closing Date shall not have occurred by September 30, 2002 (or, in the event of the use of a Registration Statement for the Stock Consideration, December 31, 2002); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

                (c) by Parent or Siemens if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Merger illegal;

                (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the Company or
(ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Merger;

                (e) by Parent if there has been a breach of any representation, warranty, covenant or agreement of the Company or Siemens contained in this Agreement such that the conditions set forth in Section 7.2(a) hereof would not be satisfied and such breach has not been cured within twenty (20) calendar days after written notice thereof to the Company and Siemens; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

                (f) by Siemens if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 7.3(a) hereof would not be satisfied and such breach has not been cured within twenty (20) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

                (g) by Parent if there has been a breach of the provisions of
Section 6.32 hereof and such breach has not been cured within one (1) business day after written notice thereof to Siemens.

        10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, the Company or Siemens, or their respective officers, directors or stockholders, if applicable; provided, however, that each party hereto shall remain liable for any willful breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 6.5, 6.6 and 6.7 hereof,
Article XI hereof and this Section 10.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this
Article X.

        10.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by or on behalf of the parties hereto.

        10.4 Extension; Waiver. At any time prior to the Closing, Parent, on the one hand, and the Company and Siemens, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

        11.1 Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                (a) "affiliate" of a specified person shall mean any person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

                (b) "Business" shall mean the business conducted by the Company and all of its subsidiaries and business divisions, including without limitation, the manufacture, development and sale of the Company's products as currently manufactured, developed and sold by the Company, and excluding the Voice Business.

                (c) "Cash Exchange Ratio" shall mean an amount equal to the quotient obtained by dividing (x) the Total Cash Consideration by (y) the Total Outstanding Shares, rounded to the nearest thousandth ($0.001) (with amounts of 0.0005 and above rounded up).

                (d) "Commissioner" shall mean the California Commissioner of Corporations, or the staff of the California Department of Corporations on his or her behalf.

                (e) "Company Common Stock" shall mean shares of common stock, par value $0.01 per share, of the Company.

                (f) "Company Material Adverse Effect" shall mean any circumstance, change in or effect that is or is reasonably likely to be materially adverse to the assets, financial condition, business or results of operations of the Company and the Company Subsidiaries (taken as a whole), other than any circumstance, change in or effect on the Company or any Company Subsidiary arising out of (i) circumstances, changes or effects that generally affect the industries in which the Company and the Company Subsidiaries operate or sell to or through (but which do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole), (ii) changes in financial or securities markets, (iii) changes in general economic, legal, regulatory or political conditions (but which do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole), or (iv) any effect resulting from the announcement or pendency of the transactions contemplated by this Agreement.

                (g) "Company Options" shall mean all issued and outstanding options or other rights (including commitments to grant options or other rights, but excluding Company Warrants) to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by any person or entity.

                (h) "Company Restricted Stock" shall mean shares of Company Common Stock subject to a right of repurchase by the Company.

                (i) "Company Warrants" shall mean all issued and outstanding warrants to purchase Company Common Stock held by any person or entity.

                (j) "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

                (k) "Hearing" shall mean the hearing held by the Commissioner to consider the terms, conditions and fairness of the transactions contemplated hereby pursuant to Section 25142 of the California Corporate Securities Law of 1968, as amended.

                (l) "Hearing Notice" shall mean the notice sent to the Stockholders pursuant to, and meeting the requirements of, Article 2 and Subchapter 1 of the California Administrative Code, Title 10, Chapter 3, Subchapter 2, as amended concerning the Hearing.

                (m) "Information Statement" shall the information statement delivered to the Stockholders in connection with the Stockholders Meeting.

                (n) "Issuance Permit" shall mean the permit issued by the Commissioner at or after the Hearing.

                (o) "Key Employees" shall mean the employees listed in Schedule 11.1(o) of the Company Disclosure Schedule.

                (p) "Knowledge" of any person which is not an individual shall mean, with respect to any specific matter, the actual knowledge of such person's executive officers and any other officer having primary responsibility for such matter

                (q) "Option Exchange Ratio" shall mean an amount equal to the quotient obtained by dividing (x) the sum obtained by adding the Total Cash Consideration plus the product obtained by multiplying (A) the Trading Price by
(B) the Total Stock Consideration by (y) the product obtained by multiplying the Total Outstanding Shares by the Trading Price.

                (r) "Parent Common Stock" shall mean shares of the common stock, par value $0.00001 per share, of Parent.

                (s) "Parent Option" shall mean any option to purchase shares of Parent Common Stock issued pursuant to the terms of Section 1.6(c) hereof in connection with the assumption of a Company Option.

                (t) "Permit Application" shall mean the application to issue securities by permit filed with the Commissioner.

                (u) "Registration Statement" shall mean a registration statement on Form S-4 (or any successor form) with respect to the shares of Parent Common Stock to be issued in the Merger, if necessary, as contemplated by Section 6.2.

                (v) "Securities Act" shall mean the Securities Act of 1933, as amended.

                (w) "Siemens Note" shall mean the Convertible Promissory Note issued by the Company in favor of Siemens Corporation, dated January 10, 2001, as amended and restated on February 8, 2001, November 15, 2001 and May 14, 2002.

                (x) "Stock Exchange Ratio" shall mean an amount equal to the quotient obtained by dividing (x) the Total Stock Consideration, by (y) the Total Outstanding Shares, rounded to the nearest thousandth (0.001) (with amounts 0.0005 and above rounded up).

                (y) "Stockholder" shall mean any holder of any Company Capital Stock immediately prior to the Effective Time.

                (z) "Stockholders Meeting" shall mean the special meeting of the Stockholders (or written consent in lieu thereof) contemplated by Section 6.3(a).

                (aa) "subsidiary" or "subsidiaries" of a person shall mean an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

                (bb) "Total Cash Consideration" shall mean $375,000,000.

                (cc) "Total Consideration" shall mean the Total Cash Consideration and the Total Stock Consideration.

                (dd) "Total Outstanding Shares" shall mean the aggregate number of shares of Company Common Stock (including any other rights whether vested or unvested convertible into, exercisable for or exchangeable for, shares of Company Common Stock on an as-converted, exercised or exchanged basis, but excluding Company Options) issued and outstanding immediately prior to the Effective Time. For the avoidance of doubt, the definition of "Total Outstanding Shares" includes the aggregate number of shares of Company Common Stock issuable upon conversion of that portion of the Siemens Note (including accrued interest thereon) outstanding immediately prior to the Effective Time.

                (ee) "Total Stock Consideration" shall mean 36,500,000 shares of Parent Common Stock.

                (ff) "Trading Price" shall mean the average closing sale price of one share of Parent Common Stock as reported on Nasdaq for the ten (10) consecutive trading days ending three (3) trading days immediately preceding the Closing Date.

        11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

                (a) if to Parent or Sub, to:
                         Juniper Networks, Inc.
                         1194 N. Mathilda Avenue
                         Sunnyvale, California 94089
                         Attention: General Counsel
                         Telephone No.: (408) 745-2000
                         Facsimile No.: (408) 745-8910
                         with copies to:
                         Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                         650 Page Mill Road
                         Palo Alto, California 94304
                         Attention: Katharine A. Martin, Esq.
                         Telephone No.: (650) 493-9300
                         Facsimile No.: (650) 493-6811
                         and
                         Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                         One Market, Spear Tower, Suite 3300
                         San Francisco, California 94105
                         Attention: Steve L. Camahort, Esq.
                         Telephone No.: (415) 947-2000

                         Facsimile No.: (415) 947-2099

                (b) if to the Company, to:
                         Unisphere Networks, Inc.
                         10 Technology Park Drive
                         Westford, Massachusetts  01886
                         Attention:  Chief Executive Officer
                         Telephone No.:  (978) 589-5000
                         Facsimile No.:  (978) 589-0099
                         with a copy to:
                         Choate Hall & Stewart
                         Exchange Place
                         Boston, Massachusetts  02109
                         Attention:  Robert Rothberg, Esq.
                         Telephone No.:  (617) 248-5000
                         Facsimile No.:  (617) 248-4000

                (c) if to Siemens Corporation, to:
                         Siemens Corporation
                         153 East 53rd Street
                         New York, New York  10022
                         Attention: Senior Vice President and General Counsel Telephone No.: (212) 258-4488
                         Facsimile No.:  (212) 258-4490

                         with a copy to:
                         Shearman & Sterling
                         599 Lexington Avenue
                         New York, New York  10022
                         Attention:  Stephen M. Besen, Esq.
                         Telephone No.:  (212) 848-4000
                         Facsimile No.:  (212) 848-7179

        11.3 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to dollars in this agreement shall be mean U.S. dollars. The parties agree that it is understood that representations and warranties in Article III do not apply to the Voice Business (the "Voice Exclusion"), except that the Voice Exclusion will not apply to representations and warranties for which application of the Voice Exclusion would result in Parent and Sub not having recourse under either Section 8.2(a)(i) or 8.2(b) with respect to Losses suffered as a result of breaches or inaccuracies of such representations and warranties arising out of or relating to the Voice Business or the Voice Transaction.

        11.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        11.5 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Related Agreements, the Confidential Disclosure Agreement, the Company Disclosure Schedule and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person (other than any Indemnified Party) any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its wholly-owned subsidiaries as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

        11.6 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        11.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        11.8 Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Prior to the Effective Time, all actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any court of chancery in the State of Delaware. The parties hereto hereby (a) submit to the exclusive jurisdiction of any court of chancery in the State of Delaware for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated herein may not be enforced in or by any of the above- named courts.

        11.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        11.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  [remainder of page intentionally left blank]

IN WITNESS WHEREOF, Parent, Sub, the Company and Siemens have caused this Agreement to be signed, all as of the date first written above.


JUNIPER NETWORKS, INC.                  UNISPHERE NETWORKS, INC.

By:    /s/ Lisa C. Berry                By:    /s/ James A. Dolce, Jr.
Name:  Lisa C. Berry                    Name:  James A. Dolce, Jr.
Title: Vice President, General          Title: President & CEO
       Counsel and Secretary

HOMER ACQUISITION CORPORATION           SIEMENS CORPORATION

By:    /s/ Lisa C. Berry                By:    /s/ E.R. Lupone
Name:  Lisa C. Berry                    Name:  E.R. Lupone
Title: Secretary and Director           Title: Vice President, General Counsel
                                               and Secretary

                                        By:    /s/ William G. Moran
                                        Name:  William G. Moran
                                        Title: Vice President, Mergers
                                               and Acquisitions



                 SIGNATURE PATE TO AGREEMENT AND PLAN OF MERGER